                                  EXHIBIT 2.1

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                  By and Among

                                FUTURELINK CORP.,

                     FUTURELINK DELAWARE ACQUISITION CORP.,

                             MICROLAN SYSTEMS, INC.,
                       MADISON CONSULTING RESOURCES, INC.,
                     MADISON CONSULTING RESOURCES (NJ) INC.,
                                 IRA SILVERMAN,
                               RICHARD SILVERMAN,
                               ADAM SILVERMAN and
                                    ADAM FOX



                          Dated as of February 1, 2000

                                TABLE OF CONTENTS

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                                                                                                                        Page
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

Article I         THE MERGER.............................................................................................2

        1.1       The Merger.............................................................................................2

        1.2       Closing................................................................................................2

        1.3       Effective Time.........................................................................................3

        1.4       Effects of the Merger..................................................................................3

        1.5       Certificate of Incorporation; Bylaws...................................................................3

        1.6       Directors and Officers.................................................................................3

        1.7       Tax Consequences.......................................................................................3

Article II        MERGER CONSIDERATION; CONVERSION OF STOCK..............................................................3

        2.1       Definitions............................................................................................3

        2.2       Conversion of Stock....................................................................................6

        2.3       Fractional Shares......................................................................................7

        2.4       Certain Adjustments to Number of Shares................................................................7

        2.5       Deposit................................................................................................7

        2.6       Payment of Merger Consideration........................................................................8

        2.7       Transfer Restrictions; Legends.........................................................................8

        2.8       Surrender of Certificates..............................................................................9

Article III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS.............................................9

        3.1       Power and Authority....................................................................................9

        3.2       No Conflicts...........................................................................................9

        3.3       Ownership of Company Stock.............................................................................9

        3.4       Enforceability........................................................................................10

        3.5       No Agreements.........................................................................................10

        3.6       Transfer Restrictions.................................................................................10

        3.7       Experience; Risk......................................................................................10

        3.8       Access to Information.................................................................................10

        3.9       Accredited Investor Status............................................................................10

        3.10      Hart-Scott Rodino Act.................................................................................10


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
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
Article IV        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY SHAREHOLDERS............................11

        4.1       Corporate Organization................................................................................11

        4.2       Capitalization........................................................................................11

        4.3       Authority; No Violation...............................................................................11

        4.4       Consents and Approvals................................................................................12

        4.5       Financial Statements..................................................................................12

        4.6       Absence of Undisclosed Liabilities....................................................................13

        4.7       Absence of Certain Changes............................................................................13

        4.8       Legal Proceedings.....................................................................................15

        4.9       Governmental Authorization; Compliance with Laws......................................................16

        4.10      Regulatory Compliance.................................................................................16

        4.11      Title and Condition of Personal Property..............................................................16

        4.12      Real and Leased Property..............................................................................16

        4.13      Intellectual Property.................................................................................17

        4.14      Environmental Matters.................................................................................18

        4.15      Major Customers.......................................................................................19

        4.16      Employment Agreements.................................................................................19

        4.17      Employee Benefit Plans................................................................................19

        4.18      Labor Matters.........................................................................................19

        4.19      Contracts and Commitments.............................................................................20

        4.20      Absence of Breaches or Defaults.......................................................................22

        4.21      Insurance.............................................................................................22

        4.22      Brokers...............................................................................................22

        4.23      Minute Books..........................................................................................22

        4.24      Representations Complete..............................................................................22

        4.25      Potential Conflicts of Interest.......................................................................23

        4.26      Condition of Assets...................................................................................23

        4.27      Customs...............................................................................................23

        4.28      Insolvency............................................................................................23

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
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
        4.29      Qualification.........................................................................................24

        4.30      Investments...........................................................................................24

        4.31      Restrictions on Business Activities...................................................................24

Article V         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................................24

        5.1       Corporate Organization................................................................................24

        5.2       Authority; No Violation...............................................................................24

        5.3       Capitalization of Parent and Merger Sub...............................................................25

        5.4       Consents and Approvals................................................................................26

        5.5       Financial Statements and SEC Documents................................................................26

        5.6       Legal Proceedings.....................................................................................27

        5.7       Parent Filings........................................................................................27

        5.8       Governmental Authorization; Compliance with Laws......................................................27

        5.9       Representations Complete..............................................................................27

        5.10      Note and Pledge Agreement.............................................................................27

        5.11      Tax Matters...........................................................................................28

Article VI        COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................28

        6.1       Covenants of each of the Companies....................................................................28

Article VII       ADDITIONAL AGREEMENTS.................................................................................30

        7.1       Access to Information.................................................................................30

        7.2       Public Disclosure.....................................................................................31

        7.3       Compliance with Securities Laws.......................................................................31

        7.4       Solicitation..........................................................................................31

        7.5       Best Efforts and Further Assurances...................................................................32

        7.6       Notification of Certain Matters.......................................................................32

        7.7       Noncompetition; Confidential Information..............................................................32

        7.8       Parent Release of Company Shareholder Guarantees......................................................34

        7.9       Post-Closing Benefits.................................................................................34

        7.10      Tax Matters...........................................................................................34


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
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Article VIII      CONDITIONS PRECEDENT..................................................................................35

        8.1       Conditions to Obligations of Parent and Merger Sub....................................................35

        8.2       Conditions to the Obligations of each Company and Company Shareholder.................................37

Article IX        TERMINATION AND AMENDMENT.............................................................................38

        9.1       Termination...........................................................................................38

        9.2       Effect of Termination.................................................................................38

Article X         INDEMNIFICATION.......................................................................................39

        10.2      Indemnification Procedures............................................................................40

        10.3      Tax Indemnification...................................................................................41

        10.4      Losses Net of Insurance, etc..........................................................................41

        10.5      Exclusive Remedy......................................................................................41

        10.6      Limitations and Payment of Claims.....................................................................42

Article XI        TAX MATTERS...........................................................................................42

        11.1      Representations and Warranties........................................................................42

        11.2      Filing of Tax Returns and Payment of the Tax..........................................................44
        11.3      Indemnification by the Selling Shareholders...........................................................45

        11.4      Tax Adjustments.......................................................................................46

        11.5      Access to Information.................................................................................46

        11.6      Books and Records.....................................................................................46

        11.7      Notice of Audit.......................................................................................46

        11.8      Transfer Taxes........................................................................................47

        11.9      Apportionment of Taxes................................................................................47

        11.10     Refunds and Credits...................................................................................48

        11.11     Miscellaneous.........................................................................................48

Article XII       GENERAL PROVISIONS....................................................................................48

        12.1      Survival of Representations and Warranties............................................................48

        12.2      Notices...............................................................................................48

        12.3      Schedules.............................................................................................49

        12.4      Deemed Waiver.........................................................................................49

        12.5      Governing Law.........................................................................................49


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        12.6      Severability..........................................................................................50

        12.7      Assignment; Binding Effect; Benefit...................................................................50

        12.8      Expenses..............................................................................................50

        12.9      Headings..............................................................................................51

        12.10     Entire Agreement......................................................................................51

        12.11     Counterparts..........................................................................................51

        12.12     Reproduction of Documents.............................................................................51

        12.13     Advice from Independent Counsel.......................................................................51

        12.14     Amendment.............................................................................................51



     AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

     THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement"), is made and entered into as of February 1, 2000, by and among FUTURELINK CORP., a Delaware corporation ("Parent"), FUTURELINK DELAWARE ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), MicroLan Systems, Inc., a New York corporation ("MicroLan") Madison Consulting Resources, Inc., a New York corporation ("Madison"), Madison Consulting Resources (NJ), Inc., a New Jersey corporation ("Madison NJ") (each, a "Company" and collectively, the "Companies") and IRA SILVERMAN, RICHARD SILVERMAN, ADAM SILVERMAN and ADAM FOX (each, a "Shareholder," collectively, the "Company Shareholders").

     WHEREAS, the Boards of Directors of Parent, Merger Sub and each of the Companies have each determined that it is in the best interests of their respective companies and in the best interest of their respective shareholders to consummate the business combination transaction provided for herein in which each of the Companies will, subject to the terms and conditions set forth herein, merge with and into Merger Sub; and

     WHEREAS, IRA SILVERMAN and ADAM SILVERMAN are the sole Shareholders of MicroLan, RICHARD SILVERMAN is the sole Shareholder of Madison and RICHARD SILVERMAN and ADAM FOX are the sole Shareholders of Madison NJ; and

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I
                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.3 hereof), each of the Companies shall merge with and into Merger Sub (the "Merger"). Merger Sub shall be the surviving company (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of each of the Companies shall terminate.

     1.2 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VIII hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, 31st floor, New York, New York, or at such other location as the parties hereto agree.



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

     1.3 Effective Time. The Merger shall become effective upon the filing of a Certificate of Merger with (i) the Secretary of State of the State of Delaware,
(ii) the State of New York for each of MicroLan and Madison, and (iii) the State of New Jersey for Madison NJ, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL on the Closing Date (the "Certificate of Merger"). The term "Effective Time" shall be the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such later time as is specified in the Certificate of Merger.

     1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Companies and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of each of the Companies and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5 Certificate of Incorporation; Bylaws. At the Effective Time, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.6 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     1.7 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II
                    MERGER CONSIDERATION; CONVERSION OF STOCK

     2.1 Definitions. For purposes of this Agreement the following definitions shall apply:

          (a) "Company Stock" means the common stock of each of the Companies;

          (b) "Deposit" shall have the meaning set forth in Section 2.5;

          (c) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic

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
substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.


         (d) "Employee Plan" means any employee benefit plan (as that term is defined in section 3(3) of ERISA), as well as any other formal or informal plan, arrangement or contract involving direct or indirect compensation, in which any current or former officers, employees or independent contractors of any of the Companies has an interest, or to which any of the Companies has any Liability or under which any of the Companies has any present or future obligations or Liability on behalf of its respective current or former officers, employees or independent contractors or their dependents or beneficiaries, including, but not limited to, each retirement, pension, profit-sharing, thrift, savings, target benefit, employee stock ownership, cash or deferred, multiple employer, multi-employer or other similar plan or program, each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan, each other program providing payment or reimbursement for or of medical, dental or visual care, psychiatric counseling, or vacation, sick, disability or severance pay and each other "fringe benefit" plan or arrangement.

         (e) "Employment Agreement" shall mean the Employment Agreement dated as of January 1, 1998 between Madison NJ and Adam Fox.

         (f) "Escrow Agent" shall mean Fulbright & Jaworski, LLP.

         (g) "Knowledge" means, as it relates to each of the Companies, the actual knowledge of Ira Silverman, Richard Silverman, Adam Silverman and Adam Fox after due inquiry.

         (h) "Lien" or "Encumbrance" (or "Liens or Encumbrances" as the context may require): Any lien, pledge, mortgage, security interest, claim, lease, charge, option, right, easement, servitude, transfer limit, restriction or other encumbrance.

         (i) "Material Adverse Effect" means an action, event or occurrence if it has, or could reasonably be expected to have, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of each of the Companies, individually or in the aggregate, or Parent (including their subsidiaries), as the case may be. Any item susceptible of measurement in monetary terms which does not exceed the amount of $10,000 shall not be considered a Material Adverse Effect;

         (j) "Parent Stock" means the common stock of Parent;

         (k) "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity or other entity or organization.

         (l) "Shareholders Agreements" shall mean (i) the Shareholders Agreement dated June 1, 1997 among Adam Silverman, Ira Silverman and MicroLan and (ii) the Shareholders Agreement dated as of May 8, 1997 between Adam Fox and Madison NJ.

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


          (m) "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

          (n) "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

          (o) The following additional terms are all defined in the following sections of this Agreement.

                                                                                                   SECTION
                                                                                                 ---------
Agreement.........................................................................................Recitals
Break-up Fee...........................................................................................9.2
Cash Consideration...............................................................................2.2(a)(i)
Certificate of Merger..................................................................................1.3
Certificates...........................................................................................2.8
Closing Date...........................................................................................1.2
Closing................................................................................................1.2
Company Authorizations.................................................................................4.9
Company Shareholder...............................................................................Recitals
Company Stock.......................................................................................2.1(a)
Company...........................................................................................Recitals
Continuing Employee....................................................................................7.9
Deposit................................................................................................2.5
DGCL...................................................................................................1.1
Effective Time.........................................................................................1.3
Employee Plan.......................................................................................2.1(d)
Encumbrance.........................................................................................2.1(h)
Environmental and Safety Laws.......................................................................2.1(c)
Exchange Act...........................................................................................5.5
Facility..............................................................................................4.14
Financial Statements...................................................................................4.5
GAAP...................................................................................................4.5
Goods.................................................................................................4.27
Governmental Entity....................................................................................4.4
Indemnified Party..................................................................................10.2(a)
Indemnifying Party.................................................................................10.2(a)
Intellectual Property.................................................................................4.13
Key Employees.......................................................................................8.1(d)
Leased Property.......................................................................................4.12
Leases................................................................................................4.12
Legal Expenses........................................................................................10.1
Liability..............................................................................................4.6
Lien................................................................................................2.1(h)



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
Losses................................................................................................10.1
Madison...........................................................................................Recitals
Madison NJ........................................................................................Recitals
Material Adverse Effect.............................................................................2.1(i)
Material Contracts....................................................................................4.19
Merger Consideration...........................................................................2.2(a)(iii)
Merger Sub Common Stock.............................................................................5.3(b)
Merger Sub........................................................................................Recitals
Merger.................................................................................................1.1
MicroLan..........................................................................................Recitals
Notice of Audit.......................................................................................11.7
Parent Indemnified Person.............................................................................10.1
Parent Stock........................................................................................2.1(j)
Parent............................................................................................Recitals
Person..............................................................................................2.1(k)
Plans.................................................................................................4.17
Property Taxes........................................................................................11.9
Proprietary Information...............................................................................4.13
Restricted Period...................................................................................7.7(a)
SEC Documents..........................................................................................5.5
Securities Act.........................................................................................2.8
Shareholder Indemnified Person.....................................................................10.1(b)
Shareholder.......................................................................................Recitals
Stock Consideration.............................................................................2.2(a)(ii)
Straddle Period....................................................................................11.3(b)
Surviving Corporation..................................................................................1.1
Tax.................................................................................................2.1(m)
Tax Return..........................................................................................2.1(n)
Third Party Action.................................................................................10.2(a)

     2.2 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, any of the Companies or any holder of Company Stock:

          (a) each share of Company Stock outstanding immediately prior to the Effective Time, shall automatically be converted into and become a right to receive the portion set forth in the Company Disclosure Letter of even date herewith of:

              (i) cash in the amount of $6,500,000 including the Deposit, as hereinafter defined ("Cash Consideration");

              (ii) the Parent's promissory notes in the aggregate principal amount of $7,250,000, substantially in the form attached hereto as Exhibit A (the "Note"), the payment of which shall be secured in accordance with the Parent's Pledge Agreement substantially in the form attached hereto as Exhibit B (the "Pledge Agreement"); and

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

               (iii) 1,975,170 shares of Parent Stock ("Stock Consideration"); (the Cash Consideration, Stock Consideration, the Note and the Pledge Agreement are collectively referred to as the "Merger Consideration");

          The Companies shall retain the right to reallocate the Merger Consideration among the Companies in their sole discretion until the Closing Date;

          (b) all shares of Company Stock held at the Effective Time as treasury shares or by a subsidiary of the Company shall be canceled and no payment shall be made with respect thereto; and

          (c) each share of capital stock of Merger Sub issued and outstanding as of the Effective Time shall be unaffected by the Merger and shall represent one share of common stock of the Surviving Corporation after the Merger.

          (d) all recipients of Parent Stock shall enter into a lock-up agreement agreeing (i) not to sell, assign or transfer any shares of Parent Stock prior to the first anniversary of the Closing Date, (ii) not to sell, assign or transfer more than fifty percent (50%) of the shares of Parent Stock received by such recipient on the Closing Date prior to the second anniversary thereof, (iii) not to sell, assign or transfer more than an additional twenty-five percent (25%) of the Parent Stock prior to the third anniversary of the Closing Date and (iv) to be bound by the same lock-up agreement as substantially all executive officers and directors of Parent are bound in connection with any financings for Parent; provided, that no recipient shall be required to be so bound with respect to any financing unless at the time thereof, such recipient either is or then identified by Parent in its reports or proxy statements filed pursuant to the Securities Exchange Act of 1934 or a registration statement filed under the Securities Act of 1933 as (i) an executive officer in accordance with Item 401 of Regulation S-K or (ii) a five percent (5%) "beneficial owner" (as defined in Rule 13d-3 under the Securities Act of 1934) of the Parent Stock.

     2.3 Fractional Shares. Notwithstanding anything herein contained to the contrary, with respect to each holder of Company Stock, if the aggregate number of shares of Parent Stock collectively issuable to such a holder for conversion of all of such holder's Company Stock pursuant to this Article II includes a fractional share, such fractional share shall be rounded to the nearest whole number.

     2.4 Certain Adjustments to Number of Shares. The number of shares of Parent Stock issuable hereunder shall be adjusted to reflect any stock split, reverse split, stock dividend (including any dividend or distribution to all holders of Parent Stock of securities convertible into Parent Stock), reorganization, recapitalization or other like change with respect to Parent Stock, occurring after the date hereof but prior to the Effective Time. Notwithstanding the foregoing, any change in price of Parent Stock occurring after the date hereof to the Closing Date shall not result in an adjustment in the number of shares payable as Stock Consideration.

     2.5 Deposit. The Company Shareholders acknowledge receipt, as of the date hereof, of the amount of $1,375,000 which shall be held by the Escrow Agent, in an interest bearing account pending the Closing or termination of the transaction contemplated hereby by any party pursuant to Article IX hereof. The amount of $1,375,000 paid by Parent pursuant to this Section 2.5 and any interest earned thereon are referred to herein as the "Deposit". The Deposit shall be included in and paid as part of the Cash Consideration as set out in Section 2.2 upon Closing. Upon termination of this Agreement pursuant to Section 9.1, or notice from any of the Companies or the Company Shareholders to the Escrow Agent that the Closing will not occur as a result of the failure by any of the Companies or Company Shareholders to satisfy any condition, the Deposit, subject to the last sentence of Section 9.2, promptly shall be returned to Parent without deduction.

     2.6 Payment of Merger Consideration. The Merger Consideration shall be payable as follows:

         (a) the Cash Consideration shall be paid at the Closing by wire transfer to the account(s) specified in writing by or on behalf of the Company Shareholders not later than two business days prior to the Closing Date;

         (b) Parent shall deliver to the Company Shareholders at the Closing stock certificates representing the Stock Consideration, subject to compliance with Section 2.6 in accordance with instructions delivered in writing to Parent by or on behalf of the Company Stockholders not later than two business days prior to the Closing Date; and

         (c) Parent shall deliver to the Company Shareholders at the Closing the Note and the Pledge Agreement.

     2.7 Transfer Restrictions; Legends. The shares of Parent Stock issued in the Merger shall not be transferable in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom. In the absence of an effective registration statement under the Securities Act, neither such shares of Parent Stock nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless Parent shall have previously received an opinion of counsel knowledgeable in Federal securities law, in form and substance reasonably satisfactory to Parent, to the effect that registration under the Securities Act is not required in connection with such disposition.

     The certificate or certificates representing the shares of Parent Stock issued in the Merger shall bear the following legend restricting the transfer thereof, in addition to any other legend required by applicable law:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE

     REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

     SALE, TRANSFER, ASSIGNMENT AND/OR OTHER HYPOTHECATION OF THE SECURITIES IS FURTHER RESTRICTED PURSUANT TO A LOCK-UP AGREEMENT EXECUTED BY THE SECURITY HOLDER AND AVAILABLE AT THE COMPANY FOR INSPECTION.

     2.8 Surrender of Certificates. At the Closing, the Company Shareholders shall deliver the certificate(s) representing all issued and outstanding shares of Company Stock ("Certificates") for cancellation and conversion in accordance with the terms of this Agreement. Upon surrender of the Certificates for cancellation to Parent, at the Effective Time, Parent shall instruct its transfer agent to issue the shares of Parent Stock as provided in this Article II and the Certificates so surrendered shall be canceled.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF THE
                              COMPANY SHAREHOLDERS

     The Company Shareholders hereby severally make the following representations and warranties:

     3.1 Power and Authority. Each Company Shareholder has full legal capacity, power and authority to execute, deliver and perform this Agreement and each other agreement, document or instrument to which each is or shall be a party and to consummate the transactions contemplated hereby;

     3.2 No Conflicts. Neither the execution and delivery by each Company Shareholder of this Agreement and each other agreement document or instrument to which each Company Shareholder is or shall be a party nor the consummation by each Company Shareholder of the transactions contemplated hereby:

         (a) violates or conflicts with, or constitutes a default under, or results in a breach of, or gives rise to any right of termination, cancellation or acceleration under (including any circumstance that would result in any of the foregoing with notice or lapse of time or both), or requires any consent, authorization or approval under, any term or provision of any material Lien, lease, license, loan agreement, promissory note, indenture or other material contact to which any Company Shareholder is a party or by which any Company Shareholder or any Company Shareholder's assets or properties are bound; or

         (b) (i) except as set forth in Schedule 3.2(b), legally requires any Company Shareholder to obtain any consent, authorization or approval of, or make any filing with, any Governmental Authority or other Person or (ii) violates any provision of (x) any Applicable Law or (y) any Judgment to which any Company Shareholder is a party or to which any Company Shareholder or any Company Shareholder's assets or properties is subject.

     3.3 Ownership of Company Stock. Each Company Shareholder is the record and sole beneficial owner of the shares of Company Stock (set forth on Schedule 4.2 annexed hereto), and such shares are owned by the Company Shareholders free and clear of all Liens, Encumbrance, preemptive right or right of first of any kind or character or claims thereto. No Person has any right of any nature with the respect to the Company Stock (including any right to vote, direct the vote, dispose of or direct the disposition of such shares).

     3.4 Enforceability. This Agreement is, and when executed and delivered, shall be, a valid and binding agreement of each Company Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors rights generally, and the application of equitable principles (whether considered in a proceeding at law or in equity).

     3.5 No Agreements. Except as set forth in Schedule 3.5, there are no agreements, understandings or other commitments between any Company Shareholder and any other Company Shareholder or any other Person regarding the ownership, management or business of any of the Companies or otherwise affecting or relating thereto.

     3.6 Transfer Restrictions. The Company Shareholders are acquiring Parent Stock for their own account and not with a view to the distribution or resale thereof in any transaction not exempt from the registration requirements of the Securities Act and applicable state securities laws. The Company Shareholders acknowledge that Parent Stock is subject to transfer restrictions imposed by the Securities Act and state securities law. The Company Shareholders recognize that they will not be able to transfer Parent Stock unless any such security is registered under the Securities Act or resold pursuant to an exemption under applicable securities laws.

     3.7 Experience; Risk. Each Company Shareholder has such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of the purchase of the Parent Stock pursuant to this Agreement and of protecting his interests in connection herewith. Each is able to fend for himself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment in the Parent Stock, including complete loss of the investment.

     3.8 Access to Information. The Company Shareholder has carefully reviewed the Agreement. The Company Shareholder has had an opportunity to discuss the business, management, plans and financial affairs of Parent with Parent's management, and to ask and receive responses to questions.

     3.9 Accredited Investor Status. The Company Shareholder does and will as of the Closing Date qualify as an "accredited investor" within the meaning of Regulation D (17 C.F.R. 230.501) of the rules and regulations promulgated under the Securities Act.

     3.10 Hart-Scott Rodino Act. Richard Silverman is the "ultimate parent entity" of Madison NJ and Madison for purposes of the Hart-Scott Rodino Antitrust Improvements of 1976, as amended (the "HSR Act"). Ira Silverman is the "ultimate parent entity" of MicroLan for purposes of the HSR Act. None of the Company Shareholders has total assets or net worth of $10,000,000 or more for purposes of the HSR Act.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                              COMPANY SHAREHOLDERS

     The Companies and the Company Shareholders hereby jointly and severally make the following representations and warranties to Parent and Merger Sub.

     4.1 Corporate Organization. MicroLan is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Madison is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York. Madison NJ is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey. Each of the Companies has the corporate power and authority to own or lease its respective properties and assets and to carry on its respective businesses as they are now being conducted, and is qualified to do business in each jurisdiction listed on Schedule 4.1 hereto, which jurisdictions are the only jurisdictions in which the nature of the businesses conducted by them or the character or location of the properties and assets owned or leased by each of them makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

     4.2 Capitalization.

         (a) The Company Stock listed on the Schedule 4.2 constitutes all of the authorized, issued and outstanding capital stock of each of the Companies. All of the shares of Madison have been duly authorized and validly issued, are fully paid and non-assessable, and are owned beneficially and of record by the shareholders identified on Schedule 4.2 free and clear of any Lien, Encumbrance, preemptive right or right of first of any kind or character or claims thereto. All of the shares of MicroLan have been duly authorized and validly issued, are fully paid and non-assessable, and are owned beneficially and of record by the shareholders identified on Schedule 4.2 free and clear of any Lien, Encumbrance, preemptive right or right of first of any kind or character or claims thereto. All of the shares of Madison NJ have been duly authorized and validly issued, are fully paid and non-assessable, and are owned beneficially and of record by the shareholders identified on Schedule 4.2 free and clear of any Lien, Encumbrance, preemptive right or right of first of any kind or character or claims thereto. None of the outstanding shares of Company Stock were issued in violation of any applicable federal or state securities laws. No subscriptions, options or other rights to purchase or otherwise receive any shares of Company Stock or other equity security are outstanding.

         (b) None of the Companies presently owns or controls, directly or indirectly, nor has stock or other interest as owner or principal in, any other Person.

     4.3 Authority; No Violation.

         (a) Each of the Companies has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Board of Directors of each of the Companies has unanimously approved this Agreement and the Merger and all transactions contemplated thereby. This Agreement, the Merger and the transactions contemplated hereby and thereby have been approved by the shareholders of each of the Companies. No other corporate proceedings on the part of any of the Companies are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by each of the Companies and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitute valid and binding obligations of each of the Companies, enforceable against each of them, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by each of the Company Shareholders and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes valid and binding obligations of each Company Shareholder, enforceable against each Company Shareholder, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (b) The execution and delivery of this Agreement by each of the Companies and each of the Company Shareholders, the consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof, will not, assuming the consents and approvals referred to in Section 4.4 are obtained, (i) violate any provision of the Certificate of Incorporation or Bylaws of any of the Companies, (ii) violate any statute, code, ordinance, rule or regulation applicable to any of the Companies or the Company Shareholders or any of their respective properties or assets, (iii) violate any judgment, order, writ, decree or injunction binding or applicable to any of the Companies or any of the Company Shareholders or any of their respective properties or assets or
(iv) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien or Encumbrance upon any of the respective properties or assets of any of the Companies or any of the Company Shareholders under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any of the Companies or any of the Company Shareholders is a party, or by which any of the Companies or any of the Company Shareholders or any of their respective properties or assets may be bound or affected.

     4.4 Consents and Approvals. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and except as set forth on Schedule 4.4, New York and New Jersey, no consents, approvals, orders or authorizations of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary with respect to any of the Companies or any of the Company Shareholders in connection with (i) the execution and delivery of this Agreement and (ii) the consummation of the Merger and the other transactions contemplated hereby.

     4.5 Financial Statements. Attached hereto as Schedule 4.5 for each of the Companies are true and complete copies of (i) the Companies' audited balance sheets as of December 31, 1997 and 1998 and the related audited statements of income, cash flows and retained earnings as of and for the 12-month periods ended December 31, 1997 and 1998 and (ii) unaudited balance sheet and related statements of income, cash flow and retained earnings as of and for the 9-month period ended September 30, 1999 (collectively, the "Financial Statements"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and with each other (except that the unaudited financial statements do not contain all footnotes required by GAAP and are subject to routine year-end adjustments). The Financial Statements fairly present the financial condition and operating results of each of the Companies as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments. Except as disclosed in the Financial Statements, none of the Companies is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     4.6 Absence of Undisclosed Liabilities. Except as set forth in Schedule 4.6, none of the Companies has or is subject to any direct, indirect or contingent debt, obligation, loss, damages, deficiency, claims, fines, penalties or other liabilities of any nature, whether absolute, accrued, contingent or otherwise ("Liability"), other than Liabilities that are (i) disclosed or reserved against in the Financial Statements (ii) disclosed in the Schedules hereto (or excluded from a particular Schedule by reason of the requirements for inclusion), (iii) incurred in the ordinary course of business consistent with past practice and not required to be set forth in the Financial Statements under GAAP, or (iv) incurred in the ordinary course of business consistent with past practice since September 30, 1999 and would not have a Material Adverse Effect (other than a material contract entered into in the ordinary course of business as set forth on Schedule 4.19).

     4.7 Absence of Certain Changes. Except as set forth in Schedule 4.7 (a) through (x), since December 31, 1998, each of the Companies has conducted its business in the ordinary course consistent with past practice, has used its best efforts to ensure that the Companies, as a whole, continue to achieve a run rate of revenues consistent with the immediately preceding six (6) months of operation, and except for transactions contemplated or authorized hereby, there has not occurred:

          (a) any purchase or other acquisition of, sale, lease, disposition, or other transfer of, or Lien or Encumbrance on, any material asset, tangible or intangible, of any of the Companies, other than in the ordinary course of business;

          (b) except for Subchapter S and tax distributions, any declaration, setting aside, or payment of a dividend or other distribution with respect to the Company Stock, or any split-up or other recapitalization in respect of Company Stock, or any direct or indirect redemption, retirement, purchase or other acquisition by any of the Companies of any shares of Company Stock or other equity interest or any bonds, debentures, notes, debt instruments, evidences of indebtedness or other securities of any kind of any of the Companies;

     (c) any material contract entered into by any of the Companies, other than in the ordinary course of business and as provided to Parent, or any termination of, or default under, any material contract to which any of the Companies is a party or by which it is bound;

     (d) any amendment to the Certificate of Incorporation, Bylaws or other organizational documents of any of the Companies, any change in the nature of any of the Companies' businesses, or merged with or into or consolidated with any other Person, subdivision or any reclassification of any capital stock or change or agreement to change in any manner the rights of the capital stock or the character of the business of any of the Companies;

     (e) any change in any business policies or management practices relating to any of the Companies, including, without limitation, (x) commission or fee structures; (y) billing or investment policies and practices, or (z) in any other activity which has had the effect of (i) accelerating the recording and billing of fees or accounts receivable or delaying the payment of expenses or the establishment of reserves in connection with the business or any accounts of any of the Companies or (ii) of altering, modifying or changing in any manner the historical financial or accounting practices or policies of any of the Companies, including accruals of and reserves for tax liabilities;

     (f) any change or modification of the compensation or benefits payable or to become payable by any of the Companies to any of their respective directors or employees, except ordinary increases or bonuses payable in the ordinary course consistent with past practices;

     (g) any issuance, transfer, or sale or pledge by any of the Companies of (i) any shares of Company Stock or other securities or (ii) any commitment, option, right or privilege under which any of the Companies is or may become obligated to issue any shares of Company Stock or other securities;

     (h) any indebtedness for borrowed money incurred by any of the Companies, except such as may have been incurred or entered into in the ordinary course of business not exceeding, in the aggregate, $25,000 for each Company;

     (i) any loan made or agreed to be made by any of the Companies, nor has any of the Companies become liable or agreed to become liable as a guarantor with respect to any loan;

     (j) any loans to employees, shareholders, directors or officers,

     (k) any waiver or compromise by any of the Companies of any right or rights or any payment, direct or indirect, of any material debt, liability or other obligation, other than in the ordinary course of business;

     (l) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

     (m) any actual or threatened, in writing, termination or loss of (i) any contract, lease, license or other agreement to which any of the Companies was or is a party, (ii) any certificate, license or other authorization required for the continued operation by any of the Companies of any portion of any of their businesses, or
(iii) any customer or other revenue source, which termination or loss could reasonably be expected to result in loss of revenues to any of the Companies in excess of $25,000 per year;

     (n) any resignation of employment of any key officer or employee of any of the Companies;

     (o) acceleration of the collection, or sale to any other Person, of any of the receivables, or delay in the payment of any of payables of any of the Companies, other than accelerations or delays in the ordinary course of business consistent with past practice involving amounts below $25,000 for each Company;

     (p) any revaluation of any assets or properties, or write-down or write-off of the value of any assets or properties (including, without limitation, any receivables), in an amount in excess of $25,000 for each Company;

     (q) any loan or advance to any Person which has not been fully reflected in the Financial Statements;

     (r) any acquisition of all or any part of the assets, properties, securities or business of any other Person;

     (s) except in the ordinary course of business consistent with past practice, hiring of any new employees, consultants, agents or other representatives or entering into any employment or consulting agreements (other than those terminable without severance, without penalty and without cause on not more than thirty (30) days notice), or termination, or making any change in the employment terms or conditions of, any officers, directors, employees, consultants, agents or other representatives of any of the Companies;

     (t) entering into any collective bargaining agreement or any other contract with any labor union or association representing any employee, or been subjected to any strike, picket, work stoppage, work slowdown (pending or threatened), labor dispute or other labor trouble;

     (u) adopting a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization;

     (v) any material alteration to the level of working capital in the business of each Company as compared to that stated in the management accounts of each Company for the period ending September 30, 1999 except for those adjustments referred to in Section 6.1(a) and payment of expenses permitted by
Section 12.8 of this Agreement;

     (w) any negotiation or agreement by any of the Companies to do any of the things described in the preceding clauses (a) through (v) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement); or

         (x) any other event or circumstance that will have or could reasonably be expected to have a Material Adverse Effect on any of the Companies.

     4.8 Legal Proceedings. Except as set forth in Schedule 4.8, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or threatened against any of the Companies or their respective properties, assets or business, and none of the Companies nor any of the Company Shareholders is aware of any facts which might result in or form the basis for any such action, suit or other proceeding or which would challenge the validity or propriety of the transactions contemplated by this Agreement. None of the Companies is in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

     4.9 Governmental Authorization; Compliance with Laws. Each of Companies has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is required for the operation of each such Company's business (the "Company Authorizations"), except where the failure to so obtain would not cause a Material Adverse Effect and all of such Company Authorizations are in full force and effect. Each Company is in compliance with (i) the terms of its Certificate of Incorporation and Bylaws or other organizational documents, (ii) all laws, statutes, ordinances, rules, regulations or other legal requirements, whether federal, state, local or foreign and (iii) all orders, writs, judgments, injunctions, awards and decrees of any court, other Governmental Entity or arbitrator. None of the Company Shareholders nor any of the Companies has received notice of any violation by any of the Companies of, or default by any of the Companies under, the Certificate of Incorporation, Bylaws or other organizational documents of any of the Companies, any law, statute, ordinance, rule, regulation or other legal requirement, any order, writ, injunction, award or decree of any court, other Governmental Entity or arbitrator.

     4.10 Regulatory Compliance. Each of the Companies has filed all reports, statements, registrations, applications, filings or other documents and submissions required to be filed with, or provided to, any Governmental Entity except where the failure to so obtain would not cause a Material Adverse Effect. All such reports, statements, registrations, applications, filings, documents and submissions were in compliance with all applicable laws, statutes, ordinances, rules or regulations and were complete and correct in all respects when filed, and no deficiencies have been asserted by any Governmental Entity with respect thereto. There is no action, proceeding, dispute, controversy, inquiry or investigation pending or, to the Company's and the Company Shareholders' Knowledge threatened by any such Governmental Entity relating to any of the Companies.

     4.11 Title and Condition of Personal Property. Each of the Companies has marketable title to all of its personal property owned by it, free and clear of all Liens or Encumbrances of any kind or character or claims thereto. The property and equipment of each Company that are used in the operations of the business of each Company are in all material respects in good operating condition and repair.

     4.12 Real and Leased Property. Schedule 4.12 hereto contains a true and complete list of all real property leased or subleased by the Company (the "Leased Property"). None of the Companies owns any real property. Each Company has previously delivered to

Parent a true and complete copy of all of the lease and sublease agreements, as amended to date (the "Leases") relating to the Leased Property. The Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of any of the Companies exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition.

     4.13 Intellectual Property.

          (a) Each of the Companies owns or licenses from another person all inventions, patents, patent rights, computer software, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights necessary for its business as presently conducted (collectively, the "Intellectual Property") without any conflict with or infringement of the valid rights of others and none of the Companies has received any notice of infringement upon or conflict with the asserted rights of others. Schedule 4.13(a) hereto contains a true and complete list of all such patents, patent rights, registered trademarks, registered service marks, registered copyrights, all agreements related to the foregoing, and all agreements pursuant to which each Company licenses Intellectual Property from or to a third party (excluding "shrink wrap" license agreements relating solely to off the shelf software which is not material to any of the Companies' businesses). All Intellectual Property owned by each Company is owned free and clear of all liens, adverse claims, encumbrances, or restrictions. All Intellectual Property licensed by each Company is the subject of a license agreement which is legal, valid, binding and enforceable and in full force and effect. The consummation of the transactions contemplated hereby will not result in the termination or impairment of any of the Companies' ownership of, or right to use, any Intellectual Property. Each Company has trade secrets, including know-how, concepts, business plans, and other technical data (the "Proprietary Information") relating to its business. Each Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others. None of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of any of the Companies or that would conflict with any of the Companies' businesses.

          (b) Schedule 4.13(b) lists all licenses, sublicenses and other agreements as to which each Company is a party and pursuant to which each Company or any other person owns or is licensed or otherwise authorized or obligated with respect to any Intellectual Property and includes the identity of all parties thereto. None of the Companies has and is , nor as a result of the execution and delivery of this Agreement or the performance of each Company's obligations hereunder will be, in violation of any license, sublicense or other agreement applicable to it.

          (c) Except as contemplated hereby, none of the Companies (i) has disclosed any of its Proprietary Information which any of the Companies use or propose to use to make or sell its products, other than to employees, consultants or distributors of each Company who have entered written agreements not to disclose such rights of each Company and (ii) is contractually obligated to pay any compensation to any third party with respect to any

Intellectual Property, whether for the use, license, conveyance thereof, for any service which resulted in the creation thereof, or otherwise.

     (d) Except as set forth in Schedule 4.13(d), no claims with respect to the Intellectual Property have been asserted against any of the Companies or, are or have been threatened, in writing, by any person, nor does any of the Companies or any Company Shareholder know of any grounds for any claims now or in the future (i) to the effect that any product or service of any of the Companies or any business of the Companies as previously or currently conducted infringes on or misappropriates any intellectual property rights in which a third party has any rights, or (ii) challenging the ownership, validity or effectiveness of any of the Intellectual Property. No Intellectual Property owned or licensed by any of the Companies is subject to any Lien or Encumbrance. All Intellectual Property is valid and subsisting and there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, including any employee. No Intellectual Property owned or licensed by any of the Companies is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing or exploitation thereof by any of the Companies.

     (e) Except as set forth in Schedule 4.13(e), none of the Companies has entered into any agreement to indemnify any other person against any charge of infringement relating to any Intellectual Property. No employee of any of the Companies is in violation of any term of any employment contract (whether written or verbal), nondisclosure agreement or any other contract or agreement relating to the relationship of any such employee with any of the Companies or any other party (including prior employers) because of the nature of the business conducted by any of the Companies.

     (f) All of the Intellectual Property owned by each Company immediately prior to the Closing will be owned by the Surviving Corporation immediately subsequent to the Closing hereunder, and all of the Intellectual Property used by each Company immediately prior to the Closing hereunder will be available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder.

     (g) The Intellectual Property including, without limitations, the systems, software and hardware owned, used or interfaced by or with each Company are "Year 2000 complaint." All Intellectual Property has been tested or verified by each Company that it will accurately process, calculate, compare, sequence, transmit and receive date/time data from, into, and between the 20th and 21st centuries and the years 1999 and 2000 and leap year calculations and will not create any logical or mathematical inconsistency or malfunction or cease to function when processing date/time data.

     4.14 Environmental Matters.

     (a) There has not been any release, spill, emission, leaking, deposit, disposal, discharge, dispersal or leaching into the environment of any hazardous material at, in, on, under or from any real property leased, used or managed by any of the Companies (a "Facility") or in connection with any of the businesses, that could, individually or in the aggregate, have a material adverse effect on the business of any of the Companies. No hazardous materials are being stored or otherwise are present at, in, on or under any real property leased, used or managed by any of the Companies or in connection with any of the businesses where such activity is not in compliance with any environmental law. Each Company is in compliance, in all respects, with all environmental laws applicable to it.

     (b) None of the Companies has (i) received a notice (oral or written) of any noncompliance of a Facility or its past or present operations with Environmental and Safety Laws, (ii) received notices, administrative actions or suits are pending or threatened relating to a violation of any Environmental and Safety Laws or (iii) been notified that any of the Companies is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act, or state analog statute, arising out of events occurring prior to the Closing Date. Each of the Companies' uses of and activities within the Facilities have at all times complied in all material respects with all Environmental and Safety Laws. Each Company has all the permits and licenses required by Environmental and Safety Laws to be issued and are in full compliance with the terms and conditions of those permits.

     4.15 Major Customers. Schedule 4.15 hereto sets forth a list of the top twenty (20) customers of each Company by revenue generated in the fiscal year ended December 31, 1999. Except as set forth in Schedule 4.15, there has been no termination, cancellation or material diminution in the dollar amount of orders received, from any relationship between any of the Companies and any of such customers.

     4.16 Employment Agreements. Schedule 4.16 hereto contains the names, job descriptions and annual salary rates and other compensation of all officers, directors, employees and consultants of each Company whose annual compensation by each Company exceeds $50,000. A list of all employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave of each Company, and a complete copy of each has been made available to Parent. There are no employment, consulting, severance or indemnification arrangements, agreements or understandings between any of the Companies and any officer, director, consultant or employee including, without limitation, any contracts to employ executive officers, any severance, change in control or similar arrangements with any officers, employees or agents of any of the Companies that will result in any obligation (absolute or contingent) of any of the Companies to make any payment to any officer, employee or agent of any of the Companies following either the consummation of the transactions contemplated hereby, termination of employment, or both.

     4.17 Employee Benefit Plans. Schedule 4.17 sets forth a complete list of each "employee benefit plan", as such term is defined in Section 3(3) of ERISA (hereinafter, the "Plans"), that is maintained or contributed to (or was maintained or contributed to during the five calendar years preceding the Closing Date or for so long as such Plan has been in existence) by each Company or any trade or business that, together with each Company, would be deemed a "single employer" within the meaning of Section 4001 of ERISA. Each of the Plans has been operated in compliance with ERISA and the Code, and each of the Plans that is intended to be qualified under Section 401(a) of the Code is so qualified. None of the Plans is subject to Title IV or Section 302 of ERISA or
Section 412 of the Code nor is any Plan a "multi-employer plan" as such term is defined in Section 3(37) of ERISA. There are no pending or, to the Knowledge of the Companies, threatened claims (other than routine claims for benefits) by, on behalf of, or against any of the Plans or any trusts related thereto.

     4.18 Labor Matters.

     (a) None of the Companies is a party to or otherwise bound by any collective bargaining agreement or other labor union contract and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect any of the Companies;

     (b) There are no controversies, strikes, slowdowns, work stoppages or labor disturbances pending or, to the Company's and the Company Shareholders' Knowledge, threatened between any of the Companies and any of its employees;

     (c) There are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of any of the Companies;

     (d) Each Company is currently in compliance with all applicable laws relating to the employment of labor, except where the failure to be in compliance would not have a Material Adverse Effect;

     (e) There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the Company's and the Company Shareholders' Knowledge, threatened with respect to any of the Companies; and

     (f) There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Company's and the Company Shareholders' Knowledge, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which any of the Companies has employed or currently employs any person.

     4.19 Contracts and Commitments. Schedule 4.19 hereto contains a complete and accurate list of all contracts and agreements (including, without limitation, oral arrangements) of the following categories to which any of the Companies is a party or by which any of them is bound as of the date of this Agreement (collectively the "Material Contracts"):

     (a) manufacturing, distribution, franchise, license, sales, agency or advertising contracts in excess of $25,000;

     (b) contracts involving payments to or by any of the Companies in excess of $25,000 per year for each Company which are not cancelable (without material penalty, cost or other liability) within ninety (90) days, other than purchase orders made in the ordinary course of business consistent with past practice;

          (c) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments proving for the lending of money, whether as borrower, lender or guarantor;

          (d) contracts (other than Leases) containing covenants limiting the freedom of any of the Companies or any Company Shareholder to engage in any line of business or compete with any person or operate at any location;

          (e) joint venture or partnership agreements or joint development or similar agreements;

          (f) agreements, contracts or other arrangements with any current or former officer, director or employee of any of the Companies or any affiliate of any of the Companies;

          (g) leases or similar agreements with any person under which (i) any of the Companies is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (ii) any of the Companies is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by any of the Companies, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $25,000 for each Company and is not terminable by any of the Companies by notice of not more than sixty (60) days for a cost of less than $25,000 for each Company;

          (h) license, option or other agreements relating in whole or in part to the Intellectual Property other than as set forth in Schedule 4.13(b) hereto;

          (i) contracts or other instruments under which (i) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of any of the Companies or (ii) any of the Companies has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

          (j) contracts or other instruments under which any of the Companies has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person;

          (k) mortgages, pledges, security agreements, deeds of trust or other instruments granting a Lien or Encumbrance upon any property of any of the Companies;

          (l) agreements or instruments providing for indemnification of any person with respect to liabilities relating to any current or former business of any of the Companies, or any predecessor entity;

          (m) contracts for the acquisition, sale or lease of any assets or capital stock or other ownership interests outside the ordinary course of business or to effect any merger of any of the Companies; and

     (n) any exclusive retainer agreement or arrangement with attorneys, accountants, actuaries, appraisers, investment bankers or other professional advisors.

Each Company has provided Parent with complete copies of all written Material Contracts and details of all oral Material Contracts.

     4.20 Absence of Breaches or Defaults. None of the Companies is and, to the Company's and the Company Shareholders' Knowledge, no other party is, in default under, or in breach or violation of, any Material Contract and, to the Company's and the Company Shareholders' Knowledge, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Material Contact. To the Company's and the Company Shareholder's knowledge, each Material Contract is valid, binding and enforceable (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Material Contracts will continue to be valid, binding and enforceable and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting any of the Companies (except for the execution or consummation of this Agreement) to accelerate, or which does accelerate, the maturity of any indebtedness affecting any of the Companies.

     4.21 Insurance. Schedule 4.21 hereto sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to each Company. Such policies are sufficient for compliance by each Company with all requirements of law and all material agreements to which each Company is a party or by which any of their respective assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and each Company has complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to any of the Companies an intention to cancel any such policy. None of the Companies has any claim pending against any of the insurance carriers under any of such policies.

     4.22 Brokers. Except for CIBC World Markets Corp., no broker, finder or investment banker has been retained or engaged on behalf of the Company Shareholders or the Company, or is entitled to any brokerage, finder's or other fee, compensation or commission from any such Person in connection with the transactions contemplated by this Agreement.

     4.23 Minute Books. The minute books of each Company made available to Parent contain a complete and accurate summary of all meetings of Board of Directors, all committees of the Board of Directors and shareholders or actions by written consent since the time of incorporation of each Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately. All actions taken by each Company have been duly authorized, and no such actions have been taken in breach or violation of the Certificate of Incorporation, the By-laws or other organizational documents of each Company.

     4.24 Representations Complete. All documents and papers delivered by or on behalf of the Company Shareholders or any of the Companies in connection with this Agreement and the transactions contemplated hereby were prepared and delivered in good faith by such Person and are complete and authentic in all respects. Each Company Shareholder and each of the Companies have complied in good faith with all requests of Parent and its representatives for documents, papers and information relating to the Companies in connection with the transactions contemplated hereby, and have not knowingly withheld any document, paper or other information requested by the Parent or any of its representatives in connection herewith. None of the representations or warranties by any Company Shareholder or any of the Companies contained in this Agreement (including the exhibits and schedules hereto), when all documents are read together in their entirety, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which it was made, not misleading.

     4.25 Potential Conflicts of Interest. No officer, director or shareholder of any of the Companies, and no person directly or indirectly controlling or controlled by, or under the direct or indirect control of, any of the foregoing persons:

          (a) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any person which is a competitor, lessor, lessee, customer or supplier of any of the Companies except for holdings of 1% or less of the capital stock of a public company;

          (b) holds a beneficial interest in any contract or other agreement to which any of the Companies is a party or by which it is obligated or bound or to which any of the assets may be subject;

          (c) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, without limitation, any Intellectual Property) which any of the Companies is using or the use of which is necessary for the business of the Company; or

          (d) has any cause of action or other claim whatsoever against any of the Companies.

All purchases and sales or other transactions, if any, between any of the Companies and any of the Companies and any such persons have been made on the basis of prevailing market rates and all such transactions have been made on terms no less favorable to any of the Companies than those which would have been available from unrelated third parties.

     4.26 Condition of Assets. Each of the Companies' assets is in good operating condition and repair, reasonable wear and tear excepted.

     4.27 Customs. Each Company has acted with reasonable care to properly value and classify, in accordance with applicable tariff laws, rules and regulations, all goods that each Company imports into the United States or exports out of the United States into any other country (the "Goods"). There are currently no material claims pending against any of the Companies by the U.S. Customs Service (or other foreign customs authorities) relating to the valuation, classification or marketing of the Goods.

     4.28 Insolvency. None of the Companies nor any of the Company Shareholders are insolvent, have committed an act of bankruptcy, proposed a compromise or arrangement of their creditors generally, had any petition or receiving order in bankruptcy filed against them, taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of their respective assets, had an encumbrancer take possession of any property, nor had an execution or distress become enforceable or levied upon any of their respective property.

     4.29 Qualification. No officer or director of any of the Companies is subject to any of the disqualification provisions of Rule 505(b)(iii) of the rules and regulations of the Securities and Exchange Commission under the Securities Act.

     4.30 Investments. Schedule 4.30 hereto contains a true and complete list of all securities and other investments (including, without limitation, short-term investments) owned by each Company as of the end of the most recent calendar month, including the date of purchase, book value, market value and carrying value thereof on the books and records of account of each Company as of such date. None of the securities and other investments owned by any of the Companies is in default in the payment of principal or interest or dividends.

     4.31 Restrictions on Business Activities. Except as set forth in this Agreement, including the Schedules hereto, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which any of the Companies, or any Company Shareholder is a party or otherwise binding upon any of the Companies, or any Company Shareholder which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of any of the Companies, the Surviving Corporation, or Parent, any acquisition of property (tangible or intangible) by any of the Companies, the Surviving Corporation, or Parent or the conduct of business by any of the Companies, the Surviving Corporation, or Parent.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby jointly and severally make the following representations and warranties to each Company and the Company Shareholders.

     5.1 Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent and Merger Sub have the corporate power and authority to own or lease their respective properties and assets and to carry on their respective businesses as they are now being conducted, and are duly qualified to do business in each jurisdiction in which the nature of the business conducted by them or the character or location of the properties and assets owned or leased by them makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

     5.2 Authority; No Violation.

      (a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors of Parent has (i) approved this Agreement and the Merger and all transactions contemplated hereby and (ii) determined that the Merger is in the best interests of the shareholders of Parent and is on terms that are fair to such shareholders. No approval of the shareholders of Parent is required for the consummation of the transaction contemplated herein. The Board of Directors and the shareholder of Merger Sub have approved this Agreement and the Merger and all transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by each of the Companies and the Company Shareholders) constitute valid and binding obligations of Parent and Merger Sub, enforceable against each of them, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) violate any material statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Merger Sub or any of their respective properties or assets, (iii) violate any judgment, order, writ, decree or injunction binding or applicable to Parent or Merger Sub or any of their respective properties or assets, or (iv) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in any Lien or Encumbrance upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Merger Sub is a party, or by which either of them or any of their respective properties or assets may be bound or affected.

     5.3 Capitalization of Parent and Merger Sub.

     (a) As of December 31, 1999, the authorized capital stock of Parent consists solely of (i) 300,000,000 shares of Parent Stock, of which (A) 51,023,647 shares are issued and outstanding, (B) no shares are issued and held in treasury (which does not include the shares reserved for issuance set forth in Schedule 5.3) and (ii) 20,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding. All convertible debt shares, warrants, options and convertible equity shares are set out in Schedule 5.3. Certain shares of Parent Stock have been issued but not paid for, underlying certain convertible debt financing, which Parent does not consider to be fully paid and non-assessable until conversion or exercise of the outstanding security. Each outstanding share of Parent Stock is, and all shares of Parent Stock to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Parent
Stock has not been, and all shares of Parent Stock to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights or any applicable securities laws. Each share of Parent Stock to be issued in connection with the Merger will be duly authorized for quotation on the Nasdaq National Market, subject to official notice of issuance.

     (b) Merger Sub's authorized capital stock consists solely of 1,500 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), of which, as of the date hereof, 100 shares are issued and outstanding and none are reserved for issuance. As of the date hereof, all of the outstanding shares of Merger Sub Common Stock are owned free and clear of any Claims, Liens, or Encumbrances by Parent.

     (c) Parent is the sole record and beneficial owner of all the outstanding securities of each of its subsidiaries. There are no outstanding subscriptions, options, warrants, calls, commitments, agreements, or obligations of any character calling for the purchase, redemption or issuance of any equity securities of any subsidiary, nor are there outstanding any securities which are convertible into or exchangeable for any equity securities of any subsidiary, and neither Parent nor any subsidiary has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of any subsidiaries or their predecessors.

     5.4 Consents and Approvals. Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation of the transactions contemplated hereby will require any action or consent or approval of, or review by, or registration or filing by Parent or any of its affiliates with, any third party or any Governmental Entity, other than (i) filing of the Certificates of Merger with the Secretary of State for the States of Delaware, New York and New Jersey and (ii) those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole or a Material Adverse Effect on the ability of the parties to consummate the transactions contemplated hereby.

     5.5 Financial Statements and SEC Documents. Since January 1, 1999, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, with amendments read together with underlying documents, together with any other document filed by Parent with the SEC pursuant to the Exchange Act or the Securities Act on or prior to the Effective Time, are referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied or will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed or are filed with the SEC, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Parent included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared or will be prepared in accordance with GAAP (except that unaudited financials do not contain all footnotes required by GAAP), consistently applied, during the periods involved and fairly and accurately present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in such financial statements, Parent is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     5.6 Legal Proceedings. Except as set forth in Schedule 5.6, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any subsidiary or their properties, assets or business in which an unfavorable outcome, ruling or finding would have a Material Adverse Effect, and Parent is not aware of any facts which might result in or form the basis for any such action, suit or other proceeding or which would challenge the validity or propriety of the transactions contemplated by this Agreement. Neither Parent nor any subsidiary is in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality which would have a Material Adverse Effect.

     5.7 Parent Filings. Except as disclosed to the Company and the Company Shareholders in writing, in materials filed by Parent pursuant to the Securities Act or the Exchange Act, or set forth in press releases that have been made public by Parent (including but not limited to those from time to time posted at or available through Nasdaq's website at http://www.nasdaq.com), there has been no material adverse change in the financial condition of Parent since September 30, 1999.

     5.8 Governmental Authorization; Compliance with Laws. Each of Parent and Merger Sub has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is required for the operation of each of its business (the "Authorizations"), except where the failure to so obtain would not cause a Material Adverse Effect and all of these Authorizations are in full force and effect. Each of Parent and Merger Sub is in compliance with (i) the terms of its Certificate of Incorporation and Bylaws or other organizational documents, (ii) all laws, statutes, ordinances, rules, regulations or other legal requirements, whether federal, state, local or foreign and (iii) all orders, writs, judgments, injunctions, awards and decrees of any court, other Governmental Entity or arbitrator. Neither Parent nor Merger Sub has received notice of any violation by either Parent or Merger Sub of, or default by either of them under, the Certificate of Incorporation, Bylaws or other organizational documents of either of them, any law, statute, ordinance, rule, regulation or other legal requirement, any order, writ, injunction, award or decree of any court, other Governmental Entity or arbitrator.

     5.9 Representations Complete. None of the representations or warranties made by Parent or Merger Sub herein or in any Schedule hereto, or certificate furnished by the Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     5.10 Note and Pledge Agreement.

         (a) The execution, delivery and performance by the Parent of the Note and the Pledge Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Parent or its subsidiaries pursuant to the terms of any indenture, mortgage, loan agreement, note or other evidence of indebtedness or any other contract, agreement or instrument to which the Parent is a party or by which the Parent or any of its properties or assets are bound or affected, or (ii) violate any applicable statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, arbitration panel or other body having jurisdiction over the Parent or its subsidiairies or any of their respective properties or obligations which, in any such case, would have a Material Adverse Effect on the Parent or its financial position.

          (b) No consent, approval, authorization, license or order of or from, or registration, qualification, declaration or filing with, any federal, state, local, foreign or other governmental authority, court administrative agency, tribunal or other body is required from or on behalf of the Parent for the consummation of the transactions contemplated by the Note or the Pledge Agreement.

          (c) The Note and the Pledge Agreement have been duly and validly authorized, executed and delivered by the Parent and constitute valid and binding obligations of the Parent duly enforceable against the Parent in accordance with their respective terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

     5.11 Tax Matters. The representations and warranties contained in the Parent's certificate attached hereto as Schedule 5.11 are true and correct.

                                   ARTICLE VI
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1 Covenants of each of the Companies. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the written consent of Parent, each of the Companies shall carry on its respective business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as previously disclosed by each Company to Parent in writing or as otherwise contemplated by this Agreement or consented to in writing by Parent, none of the Companies shall, nor the Company Shareholders shall permit any of the Companies to:

        (a) declare or pay any dividends on, or make other distributions in respect of, any shares of Company Stock (other than subchapter S and tax distributions set forth in Schedule 4.7(b);

        (b) (i) repurchase, redeem or otherwise acquire any shares of Company Stock, or any securities convertible into or exercisable for any shares of Company Stock, (ii)
split, combine or reclassify any shares of Company Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of any of the Companies or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares;

     (c) amend the Certificate of Incorporation or Bylaws of any of the Companies;

     (d) make any capital expenditures in excess of $25,000 for each Company other than those which are made in the ordinary course of business or are necessary to maintain existing assets in good repair;

     (e) except as set forth in Schedule 6.1(e), enter into any new line of business;

     (f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to any of the Companies;

     (g) adopt a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization, sell, transfer, lease, assign or otherwise dispose of any asset or properties of any of the Companies, except in the ordinary course of business;

     (h) make any tax election or settle or compromise any federal, state, local or foreign income Tax Liability either not in accordance with past practice, or which could have a material adverse effect on the business, operations, condition (financial or otherwise), prospects, assets or properties of any of the Companies;

     (i) purchase or sell securities or other investments, or invest or reinvest income and proceeds in respect thereof, other than in the ordinary course of business consistent with past practice;

     (j) take any action that is intended or may reasonably be expected to result in any of the representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger not being satisfied;

     (k) make a material change in the methods of accounting in effect at December 31,1998, except as required by GAAP or as concurred with by any of the Companies' independent auditors;

     (l) (i) except as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any Plan or any agreement, arrangement, plan or policy between any of the Companies and one or more of the current or former directors, officers or employees of any of the Companies, or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee;

     (m) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

     (n) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

     (o) other than agreements in the ordinary course of business that do not require payments by any of the Companies in excess of $50,000 per year per individual agreement or an aggregate of $150,000 per year for all such agreements for such Company, create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which any of the Companies is a party or by which any of the Companies or their respective properties are bound; or

     (p) agree to do any of the foregoing.


                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

     7.1 Access to Information.

     (a) Each Company shall provide Parent and its officers, employees, accountants, counsel and other representatives, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, customers, suppliers, officers, employees, accountants, counsel and other representatives.

     (b) Each party hereto agrees to, and shall cause its employees, agents, directors, advisors and representatives to, (i) treat and hold as confidential and not disclose to any Person for any purpose or reason whatsoever information relating to trade secrets, processes, know-how, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations, methods, business development techniques, business acquisition plans, new personnel acquisition plans and other confidential information with respect to the businesses of each Company on the one hand, and Parent on the other hand, using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the confidential information that each party uses to protect its own confidential information, (ii) limit access to the confidential information to such of its personnel or its representation as may be directly involved in the Merger, (iii) in the event that any party or any of such party's employees, agents, advisors, directors or representatives becomes legally compelled to disclose any such information, provide the other parties with prompt written notice of such requirement so that such parties may seek a protective order or other remedy or waive compliance with this Section 7.1(b), and (iv) in the event that such protective order or other remedy is not obtained, or the party in question waives compliance with this Section 7.1(b), furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this Section 7.1 shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement. The parties agree and acknowledge that remedies at law for any breach of their obligations under this Section 7.1 would be inadequate and that in addition thereto the non-breaching parties shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of money damages.

     (c) In the event of a termination pursuant to Section 9.1, Parent agrees
(i) that, for a period of two years following the date of this Agreement, neither Parent nor any of its subsidiaries shall, directly or indirectly (A) solicit or encourage any employee of the Companies to terminate his or her employment with any of the Companies, (B) offer to employ, or contract with, any employee of any of the Companies; and (ii) for a period of one year following the date of this Agreement, neither Parent nor its subsidiaries shall employ any individual that is the subject of specific information (for example, without limitation, a resume or disclosure of qualifications) provided to Parent by any of the Companies; provided that nothing herein contained shall preclude Parent or any of its subsidiaries from employing or contracting to employ any of the Companies' employees who responds to general advertisements for employment by the Parent (or is terminated by the Companies after the effective date of such termination).

     7.2 Public Disclosure. Unless otherwise permitted by this Agreement, Parent and each of the Companies shall consult with one another before issuing any press release or otherwise making any public statement or making any other non-confidential disclosure (whether or not in response to an inquiry) regarding the existence or terms of this Agreement or the transactions contemplated hereby, and none of the parties shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law. In addition, without the written approval of each of the Companies and the Parent, no Company Shareholder shall issue any public statement or make any other non-confidential disclosure regarding the existence or terms of this Agreement or transactions contemplated hereby.

     7.3 Compliance with Securities Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Stock in connection with the Merger. For the two years following the Effective Time, Parent shall make all filings required under the Exchange Act to keep Rule 144 available to its shareholders. Parent shall keep all of its shares listed on the Nasdaq National Market.

     7.4 Solicitation. Until the earlier of February 29, 2000 or the termination of this Agreement, none of the Companies nor each Company Shareholder shall, directly or indirectly, in any way solicit, initiate contact with, or enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any other Person, with respect to the sale of the stock or assets or the merger or other business combination of any of the Companies with any other Person. Each of the Companies and each Company Shareholder shall, if it is the recipient of such an offer, immediately notify Parent of such event and the details of such offer.

     7.5 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. The parties hereto agree that, subsequent to the Effective Time, they will at the request of the other party, execute and deliver such additional conveyances, transfers and other assurances as, in the opinion of such party's counsel, are reasonably required to carry out the intent of this Agreement. Each Company Shareholder agrees to take all steps reasonably required by Parent to assist Parent in retaining the goodwill of each of the Companies and in particular to retain the employees of each Company with Parent.

     7.6 Notification of Certain Matters. Each Company Shareholder and Parent shall give prompt notice to the other of (a) the occurrence or nonoccurrence of any event which would be reasonably likely to cause any representation or warranty of any Company Shareholder or any Company, on the one hand, or Parent or Merger Sub, on the other hand, contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty which is qualified as to materiality, untrue or inaccurate in any respect) at or prior to the Effective Time or (b) any material failure of any Company Shareholder or any Company on the one hand, or Parent or Merger Sub, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Any notice given pursuant to this Section 7.6 shall be written notice with sufficient specificity to allow for identification of the issue on the part of the Company Shareholders or the Parent, as applicable, and shall be sent by facsimile or by overnight delivery. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, each Company Shareholder and Parent shall promptly notify the other parties of any action, suit, claim, arbitration, or other legal, administrative or governmental proceeding or investigation that is commenced or, to his or its or their knowledge, threatened, and of any request for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby.

     7.7 Noncompetition; Confidential Information.

         (a) To protect the trade secrets, confidential information and good will of each Company, and as a specific material inducement to Parent to enter into this Agreement and purchase the Company Stock contemplated hereby (which the Company Shareholders acknowledge is conditioned on the noncompete contained herein), at all times during the period from the date hereof until one (1) year after the termination or expiration of the employment agreement between Company Shareholder and the Parent (the "Restricted Period") and within each county in the State of New York and each other state in which any of the Companies is doing business on the date hereof and on the date such Company Shareholder's employment with

MicroLan, Madison or Madison NJ, as applicable, terminates, such Company Shareholder shall not:

         (i) directly or indirectly, in any capacity, solicit for employment, identify to third parties, or negotiate for the services of, any persons receiving wage compensation of any type (whether as an employee, consultant, or independent contractor), whether currently or at any time within the past eighteen months from the date of the relevant action, from any of the Companies or Parent;

         (ii) directly or indirectly, in any capacity accept for employment or contract for the services of, any persons receiving compensation of any type, whether currently or at any time within the past eighteen months from the date of the relevant action, from the Company or Parent;

         (iii) directly or indirectly, in any capacity assist, whether for pay or otherwise, any Person to do that which such Person could not do directly under subparagraphs (i) and/or (ii) above;

         (iv) directly or indirectly, in any capacity engage, whether for pay or otherwise, in the same business, or any business similar to, or competitive with, the business conducted or intended to be conducted by any of the Companies or Parent; and

         (v) directly or indirectly, in any capacity assist, whether for pay or otherwise, other than the Parent, or any of their affiliates, any Person to engage in the same business, or any business similar to or competitive with, the business conducted or intended to be conducted by any of the Companies or Parent.

         (vi) directly, or indirectly, call upon, solicit or attempt to solicit, or be interested in or connected, either directly or indirectly, with any business operation that calls upon, solicits or attempts to solicit any existing customer of the Parent, or any of their affiliates, or any customer with whom Parent or any of its affiliates has engaged in business within the six months immediately preceding such Company Shareholder's termination of employment, anywhere in New York or anywhere within a fifty (50) mile radius of any city or municipality in any other state where the Parent actively provides work or services for customers at the time that the Company Shareholder's employment terminates; and

         (vii) directly or indirectly, contact any of the Parent's existing clients or suppliers (other than suppliers pre-approved in writing by Parent, which approval shall not be unreasonably withheld) or any client or supplier with whom Parent or any of its affiliates has engaged in business within the past six (6) months, immediately preceding such Company Shareholder's termination of employment anywhere in New York and anywhere within a fifty (50) mile radius of any city or municipality in another state where the Parent actively provides work or services for customers at the time of the said termination of the Company Shareholder's employment which Company Shareholder contacted, served or developed on behalf of any of the Companies or Parent or their affiliated companies during the Company Shareholder's employment with the purpose or intent of competing with the Parent or its affiliates.

         (b) At all times during the Restricted Period, none of the Company Shareholders shall disclose or reveal to any Person (other than directors, officers and authorized employees and representatives of Parent and its subsidiaries) or use for any purpose not contemplated by this Agreement any Intellectual Property, including without limitation, computer software, technology, data, customer lists, know-how, documents, processes, pricing and marketing plans, policies and strategies, operations, methods, business development techniques, business and personnel acquisition plans or other confidential or trade secret information relating to the business, operations or activities of Parent, including any of the Companies (except and only to the extent that such information is readily ascertainable from public or published information or trade sources, or upon advice of counsel, is required to be disclosed in order to comply with applicable law or regulatory authority, or an order of a court of competent jurisdiction, and such employee notifies Parent prior to making such disclosure).

     7.8 Parent Release of Company Shareholder Guarantees. Parent shall use its commercially reasonable efforts to release each Company Shareholder from any guarantee of indebtedness of any of the Companies or if Parent cannot obtain the release of any of the Company Shareholders, indemnify the Company Shareholders not so released against any liability incurred by any of them pursuant to such guarantees.

     7.9 Post-Closing Benefits. Each individual employed by the Companies immediately prior to the Closing Date (each, a "Continuing Employee") will be credited for his or her years of service with the Companies for purposes of determining eligibility to participate in and vesting under employee benefit plans of the Parent and for determining the period of employment under a vacation, sick pay or other paid time off plan of the Parent and for determining other entitlements and terms of employment affected by seniority under the Parent's employment practices and for purposes of this Section 7.9, references to the Parent shall be deemed to include its subsidiaries and affiliates.

     7.10 Tax Matters. Each of the parties, on behalf of itself and its Subsidiaries, undertakes and agrees (i) to use its reasonable best efforts to cause the Merger to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes and (ii) not to take any action which they know is likely to cause the Merger to fail to qualify for such tax treatment. Notwithstanding the foregoing, neither Parent nor Merger Sub shall in any event discontinue the historic business of any of the Companies, liquidate or merge Merger Sub, sell or dispose of the stock of Merger Sub, or sell or otherwise dispose of the assets of the Companies (other than dispositions of assets in the ordinary course of business or as permitted under Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-1(d)), unless Parent has received an opinion from Paul, Hastings, Janofsky & Walker LLP or other recognized national tax counsel to the effect that the proposed actions will not cause the Mergers to fail to qualify as reorganizations within the meaning of Section 368(a) of the Code.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     The obligations of the Company Shareholders and each of the Companies to consummate the Merger are subject to the satisfaction or waiver by Parent of the following conditions at or prior to Closing.

     8.1 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver by Parent and Merger Sub at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of each of the Companies and the Company Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate from each Company to that effect signed by each Company by its Chief Executive Officer and Chief Financial Officer and by each of the Company Shareholders.

         (b) Performance of Obligations of the Company. Each Company and the Company Shareholders shall have performed, in all material respects, all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate from each Company signed on behalf of each Company by its Chief Executive Officer and Chief Financial Officer to that effect and from each of the Company Shareholders.

         (c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger.

         (d) Employment Agreements and Retention. Ira Silverman, Richard Silverman, Adam Silverman and such other key employees as designated by Parent in Schedule 8.1(d) ("Key Employees") shall have entered into employment agreements with the Surviving Corporation in form and substance mutually satisfactory to the Company Shareholders and the Surviving Corporation. Eighty percent (80%) of the employees of each Company and regularly retained consultants shall have entered into employment agreements with the Surviving Corporation.

     All employees will receive compensation packages based on their level of experience, seniority and other criteria generally considered for employees in the industry and substantially equivalent to the employment agreements of the employees of the Parent; provided that such employees are offered compensation and benefits at least as favorable as each has received at the Company at which each was employed; provided, further that it shall be a condition to any such continued employment with the Surviving Corporation that all employees shall have entered into non-competition and non-solicitation agreements. All employees shall be eligible to participate in the Parent's Employee Stock Option Plan and Share Purchase Scheme.

 (e) Lock-Up Agreements. Each of the Company Shareholders shall have entered into a lock-up agreement containing the terms set forth in Section 2.2(d).

         (f) Legal Opinion. Each Company shall have caused a legal opinion from counsel to each of the Companies and the Company Shareholders, in a form satisfactory to Parent, in its sole discretion, to be delivered to Parent.

         (g) Loan Payable. The outstanding loan made by the Company Shareholders to the Companies, the current outstanding principal balance of which is $587,400 and on which there is unpaid interest accrued from January 1, 1998 at interest rates ranging from 9% per annum to 9.5% per annum, and all other outstanding loans, if any, from the Company Shareholders to the Companies, shall have been fully repaid in accordance with their terms (other than with respect to the date of maturity).

         (h) Auto Leases. The auto leases for vehicles used by the Company Shareholders and marked by an asterisk as set forth on Schedule 4.19(g) shall have been terminated and the Company Shareholders shall have delivered to Parent evidence in a form satisfactory to Parent of such termination.

         (i) Shareholders' Agreements. The Shareholders' Agreements shall have been terminated and the Company Shareholders shall have delivered to Parent evidence in a form satisfactory to Parent of such termination.

         (j) Employment Agreement. The Employment Agreement shall have been terminated and the Company Shareholders shall have delivered to Parent evidence in a form satisfactory to Parent of such termination.

         (k) Certificates. The Company Shareholders and each Company shall have executed and delivered to the Parent (or shall have caused to be executed and delivered to the Parent by the appropriate persons) the following:

               (i) A certified copy of the resolutions adopted by the Board of Directors of each Company and shareholders authorizing and approving this Agreement and each of the transactions contemplated hereby;

               (ii) A copy of each Company's current corporate charter certified as of a recent date by the appropriate Secretary of State;

               (iii) A copy of the current Bylaws of each Company certified, by the secretary of such Company;

               (iv) A certificate issued as of a recent date by the Secretary of State of the State of each state in which each Company is incorporated certifying that each Company is in good standing;

         (l) Closing Deliveries. In addition to any other instruments and documents required to be delivered by each of the Companies and the Company Shareholders pursuant to this Agreement, each Company and the Company Shareholders shall have delivered to Parent on or before the Closing Date such certificates, instruments and documentation as are reasonably required in the opinion of Parent's counsel to complete the transactions contemplated herein.

         (m) Financial Statements. Company and Company Shareholders shall have caused the delivery to Parent of the audited balance sheets as of December 31, 1999 and related statements of income, cash flows and retained earnings as of and for the 12-month periods ended December 31, 1999 for each of the Companies, audited by Joel E. Sammet & Co., the results of which shall be satisfactory to the Parent in its reasonable discretion.

         (n) Due Diligence. Parent shall have been satisfied in its reasonable discretion with its review of due diligence materials supplied to Parent or its counsel by each of the Companies and the Company Shareholders after January 24, 2000 with respect to the due diligence requests by Parent's legal counsel. Parent shall have fifteen (15) business days after the execution of this Agreement to be satisfied with its review of the business due diligence materials supplied to Parent by each of the Companies and the Company Shareholders.

         (o) Governmental Approval. All approvals, waivers and consents from each Governmental Entity necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby shall have been obtained.

     8.2 Conditions to the Obligations of each Company and Company Shareholder. The obligation of each Company to consummate the Merger is also subject to the satisfaction or waiver by any of the Companies at or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Each Company shall have received a certificate signed (i) on behalf of Parent by its Chief Executive Officer and Chief Financial Officer and (ii) on behalf of Merger Sub by its President , in each case to the foregoing effect.

         (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed, in all material respects, all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and each Company shall have received a certificate signed (i) on behalf of Parent by its Chief Executive Officer and Chief Financial Officer and (ii) on behalf of Merger Sub by its President, in each case to such effect.

         (c) Governmental Approval. All approvals, waivers and consents from each Governmental Entity necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby shall have been obtained.

         (d) Opinion. The Company Shareholders shall have received an opinion of Fulbright & Jaworski L.L.P., special counsel to the Companies, dated as of the Closing Date, in the form and substance reasonably satisfactory to the Company Shareholders, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Fulbright & Jaworski L.L.P. may require and rely upon representations and covenants including those of Parent, Merger Sub and the Companies.

          (e) Closing Deliveries. In addition to any other instruments and documents required to be delivered by the Parent and the Merger Sub pursuant to this Agreement, the Parent and the Merger Sub shall have delivered to each Company and the Company Shareholders on or before the Closing Date such certificates, instruments and documentation as are reasonably required in the opinion of the Companies' counsel to complete the transactions contemplated herein.

          (f) Continued Listing on Nasdaq National Market. The Parent Stock shall continue to be listed on the Nasdaq National Market on the Closing Date. At any time on or prior to the Closing Date, Parent has not received notice, or threatened notice, of a delisting of the Parent Stock from the Nasdaq National Market.

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

     9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of each of the Companies of the matters presented in connection with the Merger:

          (a) by mutual consent of each of the Companies, Parent and Merger Sub in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b) by either Parent on the one hand or any of the Companies and the Company Shareholders, as a whole, on the other hand if there shall have been a material breach of any of the representations, warranties or covenants set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; or

          (c) by either Parent on the one hand or any of the Companies or the Company Shareholders, as a whole, on the other if the Effective Time has not occurred by February 29, 2000, provided that the party then in material breach of its representations, warranties, covenants in this Agreement may not terminate this Agreement pursuant to this Section 9.1(c).

     9.2 Effect of Termination. In the event of termination of this Agreement by either Parent on the one hand or any of the Companies and the Company Shareholders, as a whole, on the other hand as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except that Sections 7.1(b), 7.1(c) and 7.2 shall survive any termination of this Agreement and notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement. Except as provided in the last sentence of this Section 9.2, the Company Shareholders shall promptly cause the Escrow Agent to return the Deposit to Parent.

Each of the parties acknowledge that the other parties to this Agreement will be expending resources and time and as a result will be foregoing other potential transactions during the period from the date hereof until the Closing Date. The parties hereto have therefore agreed that a fee (the "Break-up Fee") will be payable:

          (a) jointly and severally by the Companies and the Company Shareholders to the Parent within 48 hours of (i) the termination of this Agreement pursuant to Section 9.1(b) as a result of a breach of any of the representations, warranties or covenants by any of the Companies or the Company Shareholders; or (ii) a final determination is made by any of the Companies or the Company Shareholders not to proceed with the transaction other than as permitted in this Agreement in which case the Companies or the Company Shareholders shall reimburse Parent for reasonable out of pocket expenses of up to $500,000; or

          (b) jointly and severally by Merger Sub and Parent to the Companies within 48 hours of (i) the termination of this Agreement pursuant to Section 9.1(b) as a result of a breach of any of the representations, warranties or covenants by Merger Sub or Parent or (ii) a final determination is made by Parent or Merger Sub not to proceed with this transaction other than as permitted in this Agreement, in which case Parent shall reimburse the Companies and the Company Shareholders in the aggregate for reasonable out of pocket expenses of up to $500,000, plus an additional $200,000, which shall be deducted from the Deposit.

     In the event the Break-up Fee is payable to the Companies, the parties shall direct the Escrow Agent to pay the Break-up Fee to the Companies from the Deposit and release the remainder of the Deposit to Parent pursuant to Section 2.5.

                                   ARTICLE X
                                 INDEMNIFICATION

     10.1 Indemnity. (a) The Company Shareholders and, until such time as the Parent owns all of the capital stock of each of the Companies, each of the Companies, shall unconditionally and jointly and severally indemnify, defend and hold harmless the Parent and the Merger Sub (and the directors, officers, employees, representatives, agents, affiliates, successors and assigns of each) (the "Parent Indemnified Person") from and against any Liabilities, interest, costs of investigation, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including, without limitation, reasonable attorneys' fees and expenses of investigation ("Legal Expenses") and accountants' fees and expenses) incurred in connection with the investigation or defense thereof or in asserting rights hereunder (collectively, "Losses"), based upon, arising out of or otherwise resulting from (i) any inaccuracy or breach of any representation or warranty of any Company Shareholder or any of the Companies (without regard to any limitation or qualification as to knowledge or materiality set forth in such representation, warranty or certificate on the scope, accuracy or completeness thereof) contained in this Agreement, or in any Exhibit, Schedule or certificate delivered pursuant hereto or thereto, (ii) the breach of any covenant, agreement or other obligation of the Company Shareholders or any of the Companies contained in this Agreement which breach remains uncured for thirty (30) days after the date of written notice of the breach or nonfulfillment, (iii) and the conduct of business on or prior to the Closing.

          (b) Parent shall indemnify, defend and hold harmless the Company Shareholders and its trustees, agents, successors and assigns (the "Shareholder Indemnified Person") from and against all Losses (including specifically, but without limitation, Legal Expenses) based upon, resulting from or arising out of
(a) any inaccuracy or breach of any representation or warranty of Parent contained in this Agreement, or (b) the breach of any covenant, agreement or other obligation of Parent contained in this Agreement which breach remains uncured for 30 days after the date of written notice of the breach.

     10.2 Indemnification Procedures.

          (a) Promptly after receipt by any person entitled to indemnification under Section 10.1 (an "Indemnified Party") of notice of any claim or of commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (any such claim, suit or proceeding, "Third Party Action"), the indemnified party shall notify the person that is obligated to provide such indemnification (the "Indemnifying Party") thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section 10.1, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party; provided, however, that:

               (i) the indemnified party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense (which shall not constitute Legal Expenses for purposes of this Agreement) to assist in the handling of such Third Party Action;

               (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be adversely affected by such settlement or cessation;

               (iii) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such Third Party Action; and

               (iv) the indemnifying party shall not be entitled to control the defense of any Third Party Action unless the indemnifying party confirms in writing its assumption of such defense and continues to pursue the defense reasonably and in good faith. After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party attributable to defending against such Third Party Action, and (ii) as long as the indemnifying party is reasonably contesting such Third

Party Action in good faith, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying party's prior written consent. If the indemnifying party does not assume control of the defense of such Third Party Action in accordance with this Section 10.2, the indemnified party shall have the right to defend and/or settle such Third Party Action in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this Section 10.2. The reimbursement of fees, costs and expenses required by this Section 10.2 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

          (b) If an indemnified party has actual knowledge of any facts or circumstances other than the commencement of a Third Party Action which cause in good faith it to believe that it is entitled to indemnification under this
Article X then such indemnified party shall promptly give the indemnifying party notice thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section 10.1, as the case may be, except to the extent that the indemnifying party is prejudiced by the failure to give such notice.

     10.3 Tax Indemnification. Notwithstanding anything in this Article X to the contrary, the rights and obligations of the parties with respect to the breach of representations, warranties, covenants, and agreements and the indemnification for Taxes set forth in Article XI shall be governed by the provisions of Article XI and not by this Article X unless otherwise stated in a specific section of this Agreement.

     10.4 Losses Net of Insurance, etc. The amount of any loss, liability, claim, damage or expense for which indemnification is provided under this
Article X shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such loss, liability, claim, damage or expense and (unless such indemnity payment is treated as an adjustment to the Purchase Price for tax purposes) shall be (i) increased to take account of any Tax cost incurred (grossed up for such increase) by the indemnified party arising from the receipt f indemnity payments hereunder and
(ii) reduced to take account of any Tax benefit realized by the indemnified party arising from the incurrence or payment of any such loss, liability, claim, damage or expense. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to use all other items of income, gain, loss, deduction or credit before using any item arising from the incurrence or payment of any indemnified loss, liability, claim, damage or expense or of any indemnity payment pursuant to this Article X. Any indemnity payment made pursuant to this Section will be treated as an adjustment to the Purchase Price for Tax purposes, unless a determination (as defined in Section 1313 of the Code) with respect to the indemnified party causes any such payment to not constitute an adjustment to the Merger Consideration for United States Federal income tax purposes.

     10.5 Exclusive Remedy. The indemnification provisions of this Article X shall constitute the exclusive remedy of each party hereto with respect to the breach or falsity of any representation or warranty, or the failure to perform or comply with any covenant or agreement, made by any other party hereto in this Agreement or in any certificate delivered pursuant to this agreement.

     10.6 Limitations and Payment of Claims.

          (a) The right of indemnification or other claim against Parent or the Company Shareholders with respect to each representation, warranty, covenant and agreement contained in this Agreement shall, except with respect to representations, warranties, covenants and agreements set forth in Sections 4.2, and 4.14 which shall survive forever, terminate on the date occurring (i) on the thirtieth (30) day after the expiration of the applicable statute of limitations (or extensions or waivers thereof) relating to the representations, warranties, covenants and agreements set forth in Sections 4.8, 5.11, 7.10 and Article XI, and (ii) eighteen (18) months after the Closing Date with respect to all other representations, warranties, covenants and agreements contained in this Agreement, except in so far as a claim has been asserted by either party and not been resolved prior to expiration of the applicable periods set forth in item
(i) or (ii) above.

          (b) No parties shall be liable to another party for any claim under this Agreement until the aggregate of Losses suffered exceeds $250,000 in the aggregate and then only to the extent of such excess.

          (c) All amounts owed by the Company Shareholders to a Parent Indemnified Person under this Article X may be paid, at the election of the Company Shareholders, either in cash or shares of Parent Stock. All amounts owed by Parent to a Shareholder Indemnified Person under this Article X shall be paid, at the election of Parent, either in cash or shares of Parent Stock. Any shares of Parent Stock issued, surrendered or transferred as payment of amounts owed pursuant to this Article X shall be valued at the average of the closing sale prices (or last bid price for any day that a closing sale price is not reported) of Parent Stock as reported on the Nasdaq National Market (or on such other exchange or quotation system as the Parent Stock may be traded at such time) for the ten (10) trading days immediately preceding the date such payment is required to be made.

          (d) In no event shall any Company Shareholder's liability exceed the amount of consideration such Company Shareholder individually received in the Merger. In no event shall the Company and the Company Shareholders in the aggregate be liable hereunder for any amount exceeding $15.0 million.

          (e) Notwithstanding any contrary provisiozn of this Agreement, in no event shall Adam Fox be liable for any Losses other than a Loss relating to (i) a breach by him of his representations and warranties in Article III or (ii) a breach of any representation, warranty or covenant contained in this Agreement with respect to Madison NJ only.

                                   ARTICLE XI
                                   TAX MATTERS

     11.1 Representations and Warranties. Each Company and each of the Company Shareholders hereby, severally, represent and warrant to Parent on the date of this Agreement and on the Closing Date as follows:

          (a) All Tax Returns in respect of Taxes required to be filed by each Company before the Closing Date have been or will be timely filed with the appropriate governmental taxing authority. All such Tax Returns are or will be true, correct and complete in all material respects. None of the Companies has requested any extension of time within which to file Tax Returns in respect of any Taxes, which Tax Returns have not been filed.

          (b) All Taxes of each Company due and payable prior to the Closing Date have been paid or will be paid prior to the Closing Date or an adequate reserve has been (or, with respect to periods for which financial reports have not yet been prepared, will be) established therefor in accordance with GAAP for all periods through the day prior to the Closing Date. Each of the Companies has established (and until closing will maintain) on its books and records reserves adequate to pay all Taxes not yet due and payable. None of the Companies has any material liability for Taxes in excess of such amounts so paid or reserves so established.

          (c) Each Company has complied (and until the day prior to Closing will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes, and has withheld and paid over to the appropriate taxing authority or will withhold and pay over to the appropriate taxing authority, within the time and manner prescribed by law, from its employees, independent contractors, customers, and other payees all amounts of Tax required to be withheld through the day prior to the Closing Date.

          (d) The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of each of the Companies or those returns have been examined by the appropriate taxing authority for all periods through [December 31, 1995] and no material deficiencies for Taxes have been claimed, proposed or assessed by any governmental taxing authorities against any of the Companies for any taxable year. There are no pending or threatened audits, investigations or claims for or relating to any Taxes or Tax Return of any of the Companies, and there are no matters under discussion with any governmental taxing authority with respect to Taxes that is likely to result in an additional material liability for Taxes for any of the Companies. No waivers or extensions of a statute of limitations relating to Taxes are in effect with respect to the Company.

          (e) There are no outstanding requests by any of the Companies or the Company Shareholders to a taxing authority for a ruling, determination, consent, material permission, or similar item in respect of any of the Companies. No closing agreement (as defined in Section 7121 of the Code) or any similar provision of any state, local, or foreign law has been entered into by or with respect to any of the Companies.

          (f) There are no Liens or Encumbrances for or arising from any Tax upon the Company Stock or upon any asset of the Company (except for statutory Liens for Taxes not yet due and payable).

          (g) No power of attorney that is currently in force has been granted to any Person with respect to any matter relating to Taxes.

          (h) The Company Shareholders are not foreign persons within the meaning of Section 1.1445-2(b) of the Treasury Regulations, and no amount of Tax is otherwise required to be withheld by Parent or Merger Sub pursuant to any provision of law as a result of any of the transactions contemplated by this Agreement.

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
          (i) None of the Companies has any material item of income, gain, loss, or deduction reportable in a taxable period ending on or after the Closing Date but attributable to a transaction (e.g., an installment sale, a deferred intercompany transaction, or an adjustment pursuant to Section 481 of the Code that occurred in a taxable period or portion thereof ending on or before the Closing Date.

          (j) None of the Companies has, with regard to any property held by it, filed (or will file prior to Closing) a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by any of the Companies.

          (k) No property of any of the Companies is "tax-exempt use property" within the meaning of Section 168(h) of the Code; nor is any of the Companies a party to any lease made pursuant to Section 168(f) of the Code.

          (l) None of the Companies is a party to any Tax allocation or sharing agreement.

          (m) None of the Companies (i) has been a member of an affiliated group filing a consolidated federal income Tax Return nor (ii) has any liability for the Taxes of any Person (other than any of the Companies) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (n) None of the Companies is a party to any agreement, contract or arrangement, nor maintains or sponsors any Employee Plans, that will result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, determined without regard to Section 280G(b)(4) of the Code, and no Employee Plan provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code.

          (o) No election under Section 338 of the Code (or any predecessor provisions) has been made by or with respect to the Company or any of its assets. No indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

     11.2 Filing of Tax Returns and Payment of the Tax.

          (a) The Company Shareholders shall cause each Company to timely file or cause to be timely filed all Tax Returns that are required to be filed (with extensions) on or before the Closing Date. All such Tax Returns shall be prepared in a manner consistent with past practice, except as required by applicable law. Each Company shall timely pay or cause to be timely paid all Taxes that are due and payable by the Companies on or prior to the Closing Date. The Company Shareholders shall have the right to prepare and file, at their sole cost and expense, the Tax Returns of the Companies for the "S short year" and for all periods ending prior to the Closing Date but due after the Closing Date (within the meaning of Section 1362(e)(1)(A) of the Code), which returns shall be timely prepared in a manner consistent with prior practice unless otherwise required by applicable laws and shall be approved by the Parent, which



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
approval shall not be unreasonably withheld. Unless otherwise required by law, neither Parent or any of its Affiliates may amend any Tax Return of any of the Companies for any taxable period (including a portion thereof) ending on or prior to the Closing Date without the prior written consent of the Company Shareholders

     (b) Except as set forth in Section 11.2(a), Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for each Company in a manner consistent with past practices, except as required by applicable law, for the Straddle Period and all periods ending on or prior to the Closing Date which are filed after the Closing Date. At least 15 days prior to the filing of any Tax Return, which includes Taxes that the Company Shareholders are liable for, Parent shall provide the Company Shareholders with a copy of the return along with a statement setting forth the Parent's calculation of the Company Shareholders' Tax liability relating to such return as determined pursuant to
Section 11.3 related thereto. Within 15 days of receipt of these items, each Company Shareholder shall pay to the Parent the amount of that Company Shareholder's Tax liability.

     (c) The Company Shareholders, Parent and Merger Sub shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in connection with the preparation and filing of Tax Returns that they are required to file and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such tax return, audit, litigation or other proceeding.

     11.3 Indemnification by the Selling Shareholders. Each of the Company Shareholders hereby, severally, agrees to indemnify, defend, and hold Parent and each of the Companies (and their respective officers, directors, employees, affiliates, successors and assigns) harmless from and against:

     (a) any and all Taxes incurred by Parent or any of the Companies in connection with or arising from any inaccuracy, breach, or nonfulfillment of any representation, warranty, covenant, or agreement of the Company Shareholder or any of the Companies pursuant to this Agreement;

     (b) any and all Taxes imposed on any of the Companies or Parent, directly or indirectly, (i) for any taxable period ending prior to or on the Closing Date, (ii) for any taxable period beginning before and ending after the Closing Date (the "Straddle Period") to the extent such Taxes are apportioned to the portion of the taxable period prior to the Closing Date pursuant to Section 11.9, (iii) for the Closing Date, any Taxes incurred as a result of the transactions contemplated by this Agreement and any Taxes resulting from activities outside the ordinary course of business, but excluding Taxes incurred solely from actions taken by the Parent, or (iv) for any taxable period, if such Taxes were incurred as a result of actions or omissions by any of the Companies or the Company Shareholders other than actions or omissions in the ordinary course of business, provided, that this provision shall expire on the 30th day after the expiration of the applicable statute of limitations, except with respect to either clause (i),(ii), (iii) or (iv) to the extent that such Taxes are set forth in the tax reserve on the Financial Statements;

     (c) any and all unpaid federal, state, local, or foreign Taxes imposed on any of the Companies, directly or indirectly pursuant to any guaranty, indemnification, Tax sharing or similar arrangement made on or before the Closing Date relating to the sharing of Liability for, or payment of, Taxes;

     (d) any and all Taxes imposed pursuant to Section 1441 of the Code (concerning withholding of Tax on nonresident aliens) or Subchapter A, Chapter 24, of the Code (concerning withholding from wages) with respect to any payment made by the Parent or any of the Companies to such Company Shareholders pursuant to this Agreement; and

     (e) any cost or expense (including, without limitation, reasonable attorneys' and accountants' fees) incurred by the Parent, any of the Companies, or any of their successors or assigns in connection with any Tax described in this Section 11.3.

     11.4 Tax Adjustments. The amount of any Tax or other amount for which indemnification is provided under Sections 10.1 or 11.3 hereof shall be (i) increased to take account of any Tax incurred by the indemnified party arising from the receipt or right to receive the indemnity payments hereunder (increased by any Tax incurred with respect to such increased amount) and (ii) reduced to take into account (A) any reduction of Tax realized by the indemnified party arising from the incurrence or payment of the amount for which indemnification is provided and (B) insurance proceeds received, if any, by the indemnified party in connection with such Tax.

     11.5 Access to Information. From the date hereof, the Company Shareholders shall, and shall cause each Company to, make available to Parent and Parent's representatives, and Parent shall cause to be made available to each Company and its representatives: (a) all Tax Returns and all documents and records in connection with the preparation thereof for any taxable period or portion thereof ending on or before the Closing Date and any examination reports and statements of deficiencies assessed against, proposed to be assessed against, or agreed to by any of the Companies for such taxable periods; and (b) any Tax sharing or allocation agreement or arrangement involving any of the Companies at any time during the ten-year period ending on the Closing Date and a true and complete description of any such unwritten or informal agreement or arrangement.

     11.6 Books and Records. Parent shall retain or cause Merger Sub and each Company to retain all books and records pertinent to each Company for each taxable period or portion thereof ending on or prior to the Closing Date until the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers) and to abide by or cause compliance with all record retention agreements entered into by or on behalf of any of the Companies with any taxing authority. Parent agrees, and agrees to cause the Merger Sub and each of the Companies to allow the Company Shareholders, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records from time to time, such activities to be conducted during normal business hours and at the Company's Shareholders' expense.

     11.7 Notice of Audit. If any party to this Agreement receives any written notice from any taxing authority proposing an adjustment to any Tax for which any other party hereto may be obligated to indemnify under this Agreement, such party shall give prompt written notice thereof to the other that describes such proposed adjustment in reasonable detail ("Notice of Audit"), and shall indicate the amount (estimated, if necessary) of the Tax and other items that may be suffered by Parent, each Company, or the Company Shareholders, as the case may be. The failure to give a Notice of Audit pursuant to this Section 11.7, however, shall not reduce the obligations of a party hereunder unless, and to the extent that, such failure prejudices the rights of the other party to contest such tax. The Company Shareholders may, at their sole expense, control the conduct of any audit or proceeding that relates to any taxable period ending prior to or on the day before the Closing Date; provided, however, that the Company Shareholders shall in no event take any position in such settlement or defense that subjects Parent or any of its Affiliates to any civil fraud or any civil or criminal penalty without the prior written consent of Parent. Notwithstanding the foregoing, the Company Shareholders shall act in good faith and not cause a material adverse effect in the settlement of any tax claim involving a change in the treatment of any item which would materially affect the Tax liability of Parent or any of its Affiliates for a period subsequent to the Closing Date, unless the Tax claim relates to a past practice that has been finally determined to be incorrect by the applicable taxing authority and the treatment under the proposed settlement is expressly required by applicable Tax laws (or judicial or administrative interpretations thereof). Parent and its affiliates shall have the sole right to represent the Companies' interests in any Tax proceeding relating to the Straddle Period and for the period beginning after the "S short year"; provided, however, that the Parent and its affiliates shall act in good faith and not cause a material adverse effect in the settlement of any Tax claim involving indemnification required under Section 11.3 or a change in the treatment of any item which would materially affect the Tax liability of the Companies or the Company Shareholders for a period prior to the Closing Date unless the Tax claim relates to a past practice that has been finally determined to be incorrect by the applicable taxing authority and the treatment under the proposed settlement is expressly required by applicable Tax laws (or judicial or administrative interpretations thereof).

     11.8 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Company Shareholders when due, and the party required by applicable law will file all documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, the other parties will, and will cause their affiliates to, join in the execution of any such Tax Returns or other documentation. The Company Shareholders, at their own expense, will pay for all such filings.

     11.9 Apportionment of Taxes. The portion of such taxes attributable to the portion of the Straddle Period prior to the Closing Date shall equal:

     (1) in the case of real, personal and intangible property Taxes
("Property Taxes") of the Companies, the amount of such Taxes for the Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period on or prior to, but not including, the Closing Date and the denominator of which is the number of days in the entire Straddle Period; and

     (2) in the case of Taxes of the Company and its Subsidiaries other than Property Taxes, the amount which would be payable if the relevant Tax period ended on the day prior to the Closing Date.

     11.10 Refunds and Credits. Any refunds or credits of Taxes of the Companies for any Tax period ending on or before the Closing Date shall be for the account of the Company Shareholders. Any refunds or credits of Taxes of the Companies for any Tax period beginning after the Closing Date shall be for the account of Parent. Any refunds or credits of taxes of the Companies for any Straddle Period shall be equitably apportioned between the Company Shareholders, on the one hand, and Parent, on the other. Parent shall, if the Company Shareholders so request, and at the Company Shareholders' expense, cause the Companies or Merger Sub to file for and obtain any refunds or credits to which the Company Shareholders are entitled under this Section 11.10. Each party shall forward, and shall cause its affiliates to forward, to the party entitled pursuant to this Section 11.10 to receive the amount or economic benefit of a refund or credit of Taxes the amount of such refund or credit of Taxes within 10 days after such refund is received or after such credit is allowed or applied against other Tax liability, as the case may be; provided, however, that any such amounts payable pursuant to this Section 11.10 shall be net of any tax cost or benefit to the party making such payment and its affiliates attributable to the receipt of such refund or credits and/or the payment of such amounts. Parent and the Company Shareholders shall treat any amounts payable pursuant to this
Section 11.10 as an adjustment to purchase price for Tax purposes, unless a final determination (which shall include the execution of Form 870-AD or successor form) causes any such payment not to be treated as an adjustment to purchase price for Tax purposes.

     11.11 Miscellaneous. All representations and warranties contained in this
Article XI with respect to any tax shall survive until the thirty-first day after the expiration of the applicable statute of limitations.

                                  ARTICLE XII
                               GENERAL PROVISIONS

     12.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties made in this Agreement shall survive the Closing and shall terminate on the dates that the right to indemnification under such representations, warranties, covenants or agreements terminates as provided in Section 10.6, and they shall not be affected in any respect by any examination or investigation conducted by or on behalf of the parties hereto and any information which any party may receive pursuant to the schedules hereto or otherwise.

     12.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, 24 hours after sent by facsimile (with confirmation), 3 days after mailed by registered or certified mail (return receipt requested) or 1 day after sent by a nationally recognized overnight courier (next day delivery) (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to any of the Companies, to:

                                    MADISON TECHNOLOGY GROUP

                                    331 Madison Avenue
                                    New York, New York  10017
                                    Fax:  (212) 655-7216
                                    Attention:  IRA SILVERMAN

                                    with a copy to:

                                    Fulbright & Jaworski LLP
                                    666 Fifth Avenue New York, New York 10103
                                    Fax: (212) 752-5958
                                    Attention: Neil Gold, Esq.

     (b) if to Parent, to:

                                    Futurelink Corp.
                                    6 Morgan, Suite 100
                                    Irvine, CA 92618
                                    Fax:    (949) 837-4433
                                    Attention:  James A. Bailey

                                    with copies to:

                                    Paul, Hastings, Janofsky & Walker, LLP
                                    345 California Street, 29th Floor
                                    San Francisco, California 94104
                                    Fax:    (415) 217-5333
                                    Attention:  Thomas R. Pollock, Esq.

     (c) if to the Company Shareholders, to:

                                    IRA SILVERMAN
                                    331 Madison Avenue
                                    New York, NY 10017
                                    Fax:    (212) 655-7216
                                    RICHARD SILVERMAN
                                    331 Madison Avenue
                                    New York, NY 10017
                                    Fax:    (212) 655-7216

     12.3 Schedules. Any disclosure made on any Schedule hereto shall be treated as made on all relevant Schedules hereto and need not be repeated in each such Schedule, but only if it is apparent on the face of the disclosure that it relates to each such other relevant Schedule.

     12.4 Deemed Waiver. If, not withstanding any disclosure in writing in accordance with the notice provisions hereof to Parent subsequent to the date of this Agreement of any incomplete or incorrect disclosure in this Agreement or any Schedule hereto, including without limitation, any notice provided pursuant to Section 7.7 hereof, Parent shall consummate the transactions contemplated hereby, Parent shall be deemed have waived any right it might otherwise have as a result of any such incompleteness or incorrectness.

     12.5 Governing Law. This Agreement has been executed and delivered at and shall be deemed to have been made in New York. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflict of laws rules therein. The parties hereto hereby consent and agree that the New York State Court or, at any party's option, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes among the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Nothing in this Agreement shall be deemed or operate to affect the right of any party to serve legal process in any other manner permitted by law, or to preclude the enforcement by any party of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

     12.6 Severability. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any Person of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

     12.7 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto (except that Parent may assign its rights, but not its obligations to another wholly-owned subsidiary). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     12.8 Expenses. All costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent, except that the

Company Shareholders shall pay for any significant extra costs of Parent with respect to reviewing and implementing any of the Company's and each Company Shareholders' tax planning. All costs and expenses incurred by each Company or the Company Shareholders in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, including accounting and investment banking fees (except for legal fees which shall be paid by the Company Shareholders).

     12.9 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.10 Entire Agreement. This Agreement (including the Exhibits and Schedules) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     12.12 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the Closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     12.13 Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that affects such party's rights. Each party represents to the other parties that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

     12.14 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization and Merger as of the date first written above.

                                     PARENT

                                     FUTURELINK CORP.

                                     By:      /s/ Philip R. Ladouceur
                                              ---------------------------
                                     Name:    Philip R. Ladouceur
                                     Title:   Chairman/CEO


                                     By:      /s/ R. Kilambi
                                              ---------------------------
                                     Name:    R. Kilambi
                                     Title:   CFO


                                     MERGER SUB

                                     FUTURELINK DELAWARE ACQUISITION CORP.

                                     By:      /s/ Kyle B.A. Scott
                                              ---------------------------
                                     Name:    Kyle B.A. Scott
                                     Title:   Secretary


                                     By:      /s/ R. Kilambi
                                              ---------------------------
                                     Name:    R. Kilambi
                                     Title:   CFO


                                     COMPANY

                                     MICROLAN SYSTEMS, INC.

                                     By:      /s/ Ira Silverman
                                              ---------------------------
                                     Name:    Ira Silverman
                                     Title:   President

                                     MADISON CONSULTING RESOURCES, INC.

                                     By:      /s/ Richard Silverman
                                              ---------------------------
                                     Name:    Richard Silverman
                                     Title:   President

                                     MADISON CONSULTING RESOURCES (NJ), INC.

                                     By:      /s/ Richard Silverman
                                              ---------------------------
                                     Name:    Richard Silverman
                                     Title:   President


                                                     COMPANY SHAREHOLDERS

/s/ Nancy Silverman                         /s/ Ira Silverman
----------------------------                ---------------------------------
WITNESS                                     IRA SILVERMAN

/s/ Nancy Silverman                         /s/ Richard Silverman
----------------------------                ---------------------------------
WITNESS                                     RICHARD SILVERMAN

/s/ Nancy Silverman                         /s/ Adam Silverman
----------------------------                ---------------------------------
WITNESS                                     ADAM SILVERMAN

/s/ Nancy Silverman                         /s/ Adam Fox
----------------------------                ---------------------------------
WITNESS                                     ADAM FOX

                             EXHIBITS AND SCHEDULES



Exhibit A                  Promissory Note
Exhibit B                  Pledge Agreement
Schedule 2.2               Allocation of Merger Consideration
Schedule 4.1               Jurisdictions
Schedule 4.2               Company Stock
Schedule 4.4               Consents
Schedule 4.5               Financial Statements
Schedule 4.6               Absence of Undisclosed Liabilities
Schedule 4.7               Absence of Certain Changes
Schedule 4.8               Litigation
Schedule 4.12              Leased Real Property
Schedule 4.13(a)           Intellectual Property
Schedule 4.13(b)           Material Intellectual Property Agreements
Schedule 4.13(d)           Intellectual Property Claims
Schedule 4.13(e)           Intellectual Property Indemnities
Schedule 4.15              Top 20 Customers
Schedule 4.16              Compensation
Schedule 4.17              Employee Benefits
Schedule 4.19              Material Contracts
Schedule 4.21              Insurance
Schedule 4.30              Investments
Schedule 5.3               Parent Stock
Schedule 5.6               Litigation
Schedule 5.11              Tax Certificate
Schedule 8.1(d)            Key Employees
